EXHIBIT 99.1

                                                                 EXECUTION COPY





               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG


                          BERRY PLASTICS CORPORATION

                   BERRY PLASTICS ACQUISITION CORPORATION VI

                               KERR GROUP, INC.,


               THE SELLERS LISTED ON THE SIGNATURE PAGES HERETO,

                                      AND

                      FREMONT ACQUISITION COMPANY, L.L.C.
                          AS SELLERS' REPRESENTATIVE

                                  DATED AS OF


                                  MAY 5, 2005

                          AS AMENDED AND RESTATED ON

                                 MAY 31, 2005






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175591.06-Palo Alto Server 1A - MSW

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                               TABLE OF CONTENTS

                                                                        PAGE

ARTICLE I THE MERGER......................................................1
  Section 1.1 The Merger..................................................1
  Section 1.2 Effective Time..............................................2
  Section 1.3 Certificate of Incorporation and Bylaws.....................2
  Section 1.4 Directors and Officers of the Surviving Corporation.........2
  Section 1.5 Effects of the Merger.......................................2
  Section 1.6 Subsequent Actions..........................................3
  Section 1.7 Stock Options...............................................3
ARTICLE II THE CLOSING; PAYMENT FOR SHARES................................3
  Section 2.1 The Closing.................................................3
  Section 2.2 Delivery of and Payment for Shares..........................4
  Section 2.3 Lost Certificates...........................................4
  Section 2.4 Stock Transfer Books........................................4
  Section 2.5 Dissenting Shares...........................................5
  Section 2.6 Demands for Appraisal.......................................5
  Section 2.7 Estimated Closing Statement.................................5
  Section 2.8 Closing Adjustments.........................................5
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS.8
  Section 3.1 Organization; Qualification of Company......................9
  Section 3.2 Authorization...............................................9
  Section 3.3 Execution; Validity of Agreement............................9
  Section 3.4 Capitalization..............................................9
  Section 3.5 Consents and Approvals; No Violations.......................10
  Section 3.6 Subsidiaries................................................10
  Section 3.7 Financial Statements........................................11
  Section 3.8 Company Indebtedness........................................11
  Section 3.9 Absence of Certain Changes..................................11
  Section 3.10Title to Properties; Encumbrances...........................11
  Section 3.11Owned Real Property.........................................12
  Section 3.12Leases......................................................12
  Section 3.13Contracts and Commitments...................................12
  Section 3.14Customers and Suppliers.....................................14
  Section 3.15Insurance...................................................14
  Section 3.16Litigation..................................................14
  Section 3.17Environmental Matters.......................................15
  Section 3.18Compliance with Laws........................................15
  Section 3.19Employee Benefit Plans......................................15
  Section 3.20Tax Matters.................................................16
  Section 3.21Intellectual Property.......................................18
  Section 3.22Labor Matters...............................................19
  Section 3.23Bank Accounts...............................................20
  Section 3.24Brokers or Finders..........................................20
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  Section 3.25No Other Representations....................................20
  Section 3.26Representations and Warranties of the Sellers...............20
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB............21
  Section 4.1 Organization................................................21
  Section 4.2 Authorization; Validity of Agreement........................21
  Section 4.3 Consents and Approvals; No Violations.......................22
  Section 4.4 Financing...................................................22
  Section 4.5 Litigation..................................................23
  Section 4.6 Due Diligence...............................................23
  Section 4.7 Brokers or Finders..........................................24
ARTICLE V COVENANTS.......................................................24
  Section 5.1 Interim Operations of the Company...........................24
  Section 5.2 Access; Confidentiality.....................................26
  Section 5.3 Efforts and Actions to Cause Merger to Occur................27
  Section 5.4 Publicity...................................................29
  Section 5.5 Employees; Employee Benefits................................29
  Section 5.6 Intercompany Arrangements...................................30
  Section 5.7 Maintenance of Books and Records............................31
  Section 5.8 Directors' and Officers' Insurance and Indemnification......31
  Section 5.9 Notice of Action by Written Consent.........................33
  Section 5.10Expenses....................................................33
  Section 5.11FIRPTA Certificate..........................................33
  Section 5.12Tax Audits..................................................34
  Section 5.13Appointment of Sellers' Representative......................34
  Section 5.14Debt Financing..............................................35
  Section 5.15Assistance with Financing...................................36
  Section 5.16Post-Closing Cooperation; Confidentiality...................36
  Section 5.17Covenant of Certain Individual Sellers and the Company......37
ARTICLE VI CONDITIONS.....................................................37
  Section 6.1 Conditions to Each Party's Obligation to Effect
              the Closing.................................................37
  Section 6.2 Conditions to Obligations of Purchaser and Sub to Effect the
  Closing.................................................................38
  Section 6.3 Conditions to Obligation of the Company and the Sellers to Effect
  the Closing.............................................................39
ARTICLE VII TERMINATION...................................................39
  Section 7.1 Termination.................................................39
  Section 7.2 Effect of Termination.......................................40
ARTICLE VIII SURVIVAL; INDEMNIFICATION....................................40
  Section 8.1 Survival....................................................40
  Section 8.2 Indemnification.............................................40
  Section 8.3 Limitations on Indemnification..............................42
  Section 8.4 Escrow; Sole and Exclusive Remedy...........................43
  Section 8.5 Contribution for Section 5.17 Losses........................44
ARTICLE IX DEFINITIONS AND INTERPRETATION.................................44
  Section 9.1 Definitions.................................................44
  Section 9.2 Interpretation..............................................56
ARTICLE X MISCELLANEOUS...................................................57
                                   ii
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  Section 10.1Amendment and Modification..................................57
  Section 10.2Notices.....................................................57
  Section 10.3Counterparts................................................58
  Section 10.4Entire Agreement; No Third Party Beneficiaries..............59
  Section 10.5Severability................................................59
  Section 10.6Governing Law...............................................59
  Section 10.7Venue.......................................................59
  Section 10.8Waiver of Jury Trial........................................59
  Section 10.9Time of Essence.............................................60
  Section 10.10Extension; Waiver..........................................60
  Section 10.11Assignment.................................................60



                                  iii


175591.06-Palo Alto Server 1A - MSW

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

            THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 31, 2005, by and among Berry Plastics Corporation ("Purchaser"), a Delaware corporation, Berry Plastics Acquisition Corporation VI ("Sub"), a Delaware corporation, Kerr Group, Inc. (the "Company"), a Delaware corporation, the Sellers listed on the signature pages hereto, and Fremont Acquisition Company, L.L.C., a Delaware limited liability company, as Sellers' Representative, amends and restates in its entirety that certain Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of May 5, 2005, by and among Purchaser, Sub, the Company, the Sellers listed on the signature pages hereto, and Fremont Acquisition Company, L.L.C., as Sellers' Representative. Upon execution of this Agreement, the Agreement and Plan of Merger shall be deemed amended and restated, and this Agreement shall supercede the original terms thereof as stated herein. All references to the "date hereof," "date of this Agreement" and other, similar references shall be
deemed to refer to May 5, 2005.   Certain capitalized terms used in this
Agreement have the meanings assigned to them in Article IX.

            WHEREAS, the Board of Directors of each of Purchaser, Sub and the Company has approved, and deems it advisable and in the best interests of its stockholders to consummate the acquisition of the Company by Purchaser, which acquisition is to be effected by the merger of Sub with and into the Company, with the Company being the surviving entity, upon the terms and subject to the conditions set forth herein.

            WHEREAS, Purchaser, Sub, the Company, the Sellers listed on the signature pages hereto, and Fremont Acquisition Company, L.L.C., as Sellers' Representative are parties to the Agreement and Plan of Merger.

            WHEREAS, the parties now wish to amend and restate the Agreement and Plan of Merger and enter this Agreement in its stead.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree that the Agreement and Plan of Merger is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I



                                  THE MERGER

            Section 1.1   The Merger

            . Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time with the separate corporate existence of Sub ceasing and the Company continuing as the surviving corporation (the "Merger"). The surviving corporation of the Merger shall be herein referred to as the "Surviving Corporation". The Surviving Corporation shall become a direct wholly-owned subsidiary of Purchaser and shall succeed to and assume all the rights and obligations of Sub and the Company in accordance with the DGCL.

            Section 1.2   Effective Time

            . Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as Purchaser and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

            Section 1.3   Certificate of Incorporation and Bylaws.

                  (a)The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law, except that the name of Sub shall be amended therein to read "Kerr Group, Inc.".

                  (b)The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

            Section 1.4   Directors and Officers of the Surviving Corporation.

                  (a)The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b)The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            Section 1.5   Effects of the Merger.

                  (a)At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  (b)As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or Preferred Shares or any shares of capital stock of Purchaser or Sub:

                           (i)each issued and outstanding share of
      capital stock of Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation;
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

                           (ii)each Share and each Preferred Share that is owned by the Company, Purchaser or Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                           (iii)    each Share issued and outstanding
      immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 1.5(b)(ii)) shall be converted into the right to receive the Per Share Merger Consideration; and

                           (iv)each Preferred Share issued and
      outstanding immediately prior to the Effective Time (other than Preferred Shares to be cancelled in accordance with Section
      1.5(b)(ii)) shall be converted into the right to receive the product of (x) the Per Share Merger Consideration multiplied by (y) the number of Shares into which such Preferred Share is convertible, determined as of immediately prior to the Effective Time.

            Section 1.6   Subsequent Actions

            . If at any time after the Effective Time any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation.

            Section 1.7   Stock Options

            . Immediately prior to the Effective Time, each outstanding option to purchase shares of Company Common Stock ("Options") shall be cancelled in exchange for the Option Payment made in cash by Purchaser at the Effective Time to the holders of such Options. The "Option Payment" shall mean an amount equal to the product of (a) the excess, if any, of (i) the Per Share Merger Consideration over (ii) the sum of (A) the per share exercise price of such Options and (B) the Per Share Holdback Amount and (b) the number of Shares subject to such Options which have not been exercised or otherwise remain outstanding as of the Closing, whether or not then vested and exercisable. All amounts payable pursuant to this Section 1.7 shall be subject to any required withholding of Taxes and shall be paid without interest.

                                  ARTICLE II



                        THE CLOSING; PAYMENT FOR SHARES

            Section 2.1   The Closing

            . The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Palo Alto, California at 7:00 a.m., Pacific time, two (2) Business Days following the satisfaction and/or waiver of all conditions to close set forth in Article VI, unless another date or place is agreed in writing by each of the parties hereto.

            Section 2.2   Delivery of and Payment for Shares.

                  (a)As of the Effective Time, (i) each Share and each Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the consideration set forth in
Section 1.5 and (ii) all such issued and outstanding Shares and Preferred Shares shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented such Shares and Preferred Shares (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive such portion of the consideration into which such Shares and Preferred Shares have been converted as a result of the Merger upon surrender of such Certificate in accordance with this Section 2.2. Simultaneously with the Closing, Purchaser shall pay (or shall cause Sub to pay) to each Stockholder who delivers to Purchaser on or before the Closing his, her or its Certificates, together with a duly executed letter of transmittal substantially in the form of Exhibit A hereto, the aggregate consideration payable in respect of such issued and outstanding Shares and Preferred Shares held by such Stockholder, less the Per Share Holdback Amount associated with such Shares or Preferred Shares and less applicable withholding taxes, to an account designated by such Stockholder prior to the Closing by wire transfer in immediately available funds. From and after the Closing, upon surrender of a Certificate for cancellation to the Surviving Corporation, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive from the Surviving Corporation and Purchaser, jointly and severally, in exchange therefor, cash which such holder has the right to receive pursuant to the provisions of this
Article II after taking into account all such issued and outstanding Shares and Preferred Shares then held by such holder under all such Certificates so surrendered.

                  (b)Simultaneously with the Closing, Purchaser will cause the Indemnification Holdback Amount to be deposited into the Indemnification Escrow Account.

                  (c)Simultaneously with the Closing, Purchaser will cause the Closing Adjustments Holdback Amount to be deposited into the Closing Adjustments Holdback Escrow Account.

            Section 2.3   Lost Certificates

            . If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Purchaser will issue or will cause Sub to issue (or, after the Closing Date, will cause the Surviving Corporation to issue), in exchange for such lost, stolen or destroyed Certificate the cash which such holder has the right to receive pursuant to the provisions of this
Article II after taking into account all the Shares then held by such holder under all such Certificates.

            Section 2.4   Stock Transfer Books

            . The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company.
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

            Section 2.5   Dissenting Shares

            . Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not consented to the Merger in writing and who has complied with
Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into a right to receive the Per Share Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses any such right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares in accordance with Section 262 of the DGCL, unless, after the Effective Time such holder fails to perfect or withdraws or loses any such right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Per Share Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares, pursuant to Section 2.2.

            Section 2.6   Demands for Appraisal

            . The Company shall give Purchaser (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal, and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Purchaser, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

            Section 2.7   Estimated Closing Statement

            . Not less than two Business Days prior to the scheduled Closing Date, the Company will deliver to Purchaser a notice (the "Estimated Closing Statement") indicating its good faith estimate of (a) the Net Working Capital for the Company as of the Closing ("Estimated Net Working Capital"), minus (b) Closing Indebtedness, minus (c) Transaction Costs, minus (d) Unused Cap Ex Amount, plus (e) Closing Cash (taken together, the "Estimated Closing Amount"), and (f) the Share Number for the Company as of the Closing, along with a certificate of a duly authorized officer of the Company certifying the foregoing, setting forth in reasonable detail the basis for such amounts. The Estimated Net Working Capital shall be determined in accordance with GAAP applied consistently with the application thereof in the Financial Statements, subject to accounting principles, methodologies, procedures and classifications as are set forth in Section 2.7 of the Disclosure Schedule.

            Section 2.8   Closing Adjustments.

                  (a)As soon as practicable, but in no event later than sixty
(60) days following the Closing (the "Final Calculation Date"), Purchaser shall prepare a calculation of the following amounts as of the Closing with respect to the Company and the Company Subsidiaries (the "Closing Statement"): the Net Working Capital (the "Closing Net Working Capital"), Closing Indebtedness, Transaction Costs, Unused Cap Ex Amount, and Closing Cash (taken together, the "Closing Amount"). The Closing Net Working Capital shall be determined in accordance with GAAP applied consistently with the application thereof in the Financial Statements, subject to accounting principles, methodologies, procedures and classifications as are set forth in Section 2.7 of the Disclosure Schedule.
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

                  (b)Purchaser shall deliver a copy of the Closing Statement to Sellers' Representative promptly after it has been prepared. After receipt of the Closing Statement, Sellers' Representative shall have thirty (30) days to review the Closing Statement. Purchaser shall (i) provide Sellers' Representative and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all relevant work papers, trial balances, employees, internal and external accountants and auditors, plants, offices, warehouses and other facilities, all books and records and other financial information to the extent necessary or useful to complete their review of the Closing Statement, (ii) cause Purchaser's and its Subsidiaries' officers and advisors (including counsel, financial advisors and auditors) to furnish Sellers' Representative with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Sellers' Representative may from time to time reasonably request and (iii) cooperate with Sellers' Representative's reasonable requests with respect to the review of the Closing Statement. Unless Sellers' Representative delivers written notice to Purchaser on or before the 30th day after Sellers' Representative's receipt of the Closing Statement specifying in reasonable detail the amount, nature and basis of all disputed items, Sellers' Representative shall be deemed to have accepted the Closing Statement delivered by Purchaser, which shall be final, binding and conclusive for all purposes hereunder. If Sellers' Representative notifies Purchaser of an objection to the calculation of any amounts in the Closing Statement, Purchaser and Sellers' Representative shall, within thirty (30) days (or such longer period as the parties may agree in writing) following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  (c)If, at the conclusion of the Resolution Period, there are any amounts remaining in dispute, then such amounts remaining in dispute shall be submitted to Deloitte & Touche LLP or another nationally recognized public accounting firm agreed to by Sellers' Representative and Purchaser (the "Neutral Auditors"). Sellers' Representative and Purchaser shall execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Section 2.8 and the presentations by Purchaser and Sellers' Representative, and not by independent review, only those issues still in dispute. Sellers' Representative and the Purchaser shall use reasonable efforts to cause the Neutral Auditors' determination to be made within 30 days of the dispute being submitted for their review. The Neutral Auditors' determination shall be set forth in a written statement delivered to Purchaser and Sellers' Representative and shall be final, non-appealable and binding on the parties hereto, absent manifest error or fraud. A judgment of a court of competent jurisdiction may be entered upon the Neutral Auditors' determination. The Neutral Auditors shall have exclusive jurisdiction over, and resort to the Neutral Auditors as provided in this Section 2.8(c) shall be the only recourse and remedy of the parties against one another with respect to, any disputes with respect to the calculation of the Final Closing Amount. The fees, costs and expenses of the Neutral Auditors shall be borne by Purchaser, on the one hand, and by the Sellers (pro rata based on their Ownership Percentages), on the other, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. The term "Final Closing Statement" shall mean the definitive Closing Statement agreed to (or deemed to be agreed to) by Sellers' Representative and Purchaser in accordance with Section 2.8(b) hereof or resulting from the determinations made by the Neutral Auditors in accordance with this Section 2.8(c) (in addition to those items theretofore agreed to by Sellers' Representative and Purchaser).

                  (d)If the Final Closing Amount exceeds the Estimated Closing Amount, then:

                           (i)The Sellers shall be entitled to receive an amount equal to (A)(x) the Final Closing Amount minus (y) the Estimated Closing Amount, plus interest thereon at the annual rate of 5% from the Closing Date to the date of payment plus (B) Five Million, Dollars ($5,000,000) (the "Seller Closing Payment"); and Purchaser shall be entitled to receive an amount equal to the difference between Five Million Dollars ($5,000,000) and subsection
      (A) above if subsection (A) above is less than Five Million, Dollars ($5,000,000) (the "Purchaser Remaining Amount").

                           (ii)The Escrow Agent shall release (A) to the Sellers, pro rata according to their respective Ownership Percentages, from the Closing Adjustments Holdback Escrow Account an amount equal to the Seller Closing Payment, and (B) to Purchaser from the Closing Adjustments Holdback Escrow Account an amount equal to Purchaser Remaining Amount.

                           (iii)    To the extent that the amount
      released from the Closing Adjustments Holdback Escrow Account is insufficient to pay the Seller Closing Payment in full, then one Business Day after the date on which the Final Closing Statement is determined Purchaser shall pay to the Sellers, pro rata according to their respective Ownership Percentages, an amount equal to (A) the Seller Closing Payment minus (B) the amount released or to be released to the Sellers from the Closing Adjustments Holdback Escrow Account.

                  (e)If the Estimated Closing Amount exceeds the Final Closing Amount, then:

                           (i)Purchaser shall be entitled to receive an amount equal to (A)(x) the Estimated Closing Amount minus (y) the Final Closing Amount, plus interest thereon at the annual rate of 5% from the Closing Date to the date of payment plus (B) Five Million Dollars ($5,000,000) (the "Purchaser Closing Payment"); and the Sellers shall be entitled to receive an amount equal to the difference between Five Million Dollars ($5,000,000) and subsection
      (A) above if subsection (A) above is less than Five Million Dollars ($5,000,000) (the "Seller Remaining Amount").

                           (ii)One Business Day after the date on which the Final Closing Statement is determined, the Escrow Agent shall release to (A) Purchaser from the Closing Adjustments Holdback Escrow Account an amount equal to the Purchaser Closing Payment, and (B) the Sellers, pro rata according to their respective

      Ownership Percentages, from the Closing Adjustments Holdback Escrow Account an amount equal to the Seller Remaining Amount.

                           (iii)    To the extent that the amount
      released from the Closing Adjustments Holdback Escrow Account is insufficient to pay the Purchaser Closing Payment in full, then the Escrow Agent shall release from the Indemnification Escrow Account to Purchaser an amount equal to (A) the Purchaser Closing Payment minus (B) the amount released or to be released to Purchaser from the Closing Adjustments Holdback Escrow Account. Such payment shall be charged against the Sellers' interest in the Indemnification Escrow Account pro rata according to their respective Ownership Percentages.

                  (f)If the total amount in the Estimated Closing Statement equals the total amount in the Final Closing Statement, then the Escrow Agent shall release (i) Five Million Dollars ($5,000,000) from the Closing Adjustments Holdback Escrow Account to Purchaser and (ii) Five Million Dollars ($5,000,000) from the Closing Adjustments Holdback Escrow Account to the Sellers, pro rata according to their respective Ownership Percentages.

                  (g)All payments made pursuant to this Section 2.8 shall be made by wire transfer of immediately available funds within five (5) days of the determination of the Final Closing Statement to accounts previously designated in writing by Purchaser and the Sellers.

                  (h)The Closing Adjustments Holdback Escrow Account exists solely to secure the obligations of the Sellers and Purchaser pursuant to this
Section 2.8 and shall not be subject to any indemnification or other claim pursuant to Article VIII or any other provision of this Agreement.

                                  ARTICLE III



         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

            Except as set forth in the Disclosure Schedule prepared and signed by the Company and delivered to Purchaser simultaneously with the execution hereof or as disclosed in the Financial Statements, the Company (as to the representations and warranties set forth in Sections 3.1 through 3.25) and each Seller (as to the representations and warranties of such Seller set forth in Section 3.26) represents and warrants to Purchaser and Sub that all of the statements contained in this Article III are true as of the date of this Agreement (or, if made as of a specified date, as of such date). For purposes of the representations and warranties of the Company contained herein, disclosure in any section of the Disclosure Schedule of any facts or circumstances shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by the Company calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties if it is reasonably apparent on the face of the Disclosure Schedule that such disclosure is applicable. The inclusion of any information in any section of the Disclosure Schedule or other document delivered by the Company pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose.

            Section 3.1   Organization; Qualification of Company

            . The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and (c) is duly qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction in which such qualification is required or, if the Company is not so qualified in any such jurisdiction, such failure has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, and the Company can become so qualified in such jurisdiction without the occurrence of a Company Material Adverse Effect. The Company has heretofore furnished to Purchaser complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as presently in effect.

            Section 3.2   Authorization

            . The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of the Company. Stockholders holding over ninety percent (90%) of the outstanding Shares and over ninety percent (90%) of the outstanding Preferred Shares have duly executed an action by written consent adopting the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement and approving the Merger, which action by written consent complies with the provisions of Section 228 of the DGCL and the Certificate of Incorporation and Bylaws of the Company. No other action, vote or approval of the Company or the Stockholders is required to authorize the execution and delivery by the Company of this Agreement or the consummation by it of any of the Transactions.

            Section 3.3   Execution; Validity of Agreement

            . This Agreement has been duly executed and delivered by the Company, and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 3.4   Capitalization

            . The authorized capital stock of the Company consists of 90,000 Shares. As of the date hereof, (a) 50,000 Shares are authorized of which 6,293 Shares are outstanding and 15 Shares are held in the treasury of the Company,
(b) 40,000 Preferred Shares are authorized of which 34,000 Preferred Shares are outstanding and (c) a total of 4,239 Shares are issuable pursuant to outstanding Options. Section 3.4 of the Disclosure Schedule sets forth the name and holdings of each holder of Shares, Preferred Shares and Options as of the date hereof. All the outstanding Shares and Preferred Shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, as of the date hereof, (x) there are no shares of capital stock of the Company authorized, issued or outstanding; and (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of the Company or any Company Subsidiary.

            Section 3.5   Consents and Approvals; No Violations

            . Except as set forth in Section 3.5 of the Disclosure Schedule and except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company, if applicable, (b) require the Company to make any filing with, or to obtain any permit, authorization, consent or approval from, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which, individually or in the aggregate (x) have not had, and, would not reasonably be expected to have, a Company Material Adverse Effect or a material adverse effect on the Company's ability to consummate the Transactions or (y) would become applicable as a result of the business or activities in which Purchaser or Sub is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser or Sub.

            Section 3.6   Subsidiaries

            . Section 3.6 of the Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized capital stock of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. All of the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances, except as set forth on Section 3.6 of the Disclosure Schedule, and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable. Each Company Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required or, if a Company Subsidiary is not so qualified in any such jurisdiction, such failure has not had, and would not reasonably be expected to have, a Company Material Adverse Effect and such Company Subsidiary can become so qualified in such jurisdiction without the occurrence of a Company Material Adverse Effect.

            Section 3.7   Financial Statements

            . True and complete copies of the Financial Statements are included in Section 3.7 of the Disclosure Schedule. The Financial Statements have been prepared from and are in accordance with the books and records of the Company and the Company Subsidiaries, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to (i) normally recurring year-end adjustments (regardless of whether such adjustments were made at the direction of the Company's management or the Company's auditors) which are not material and (ii) the absence of notes thereto).

            Section 3.8   Company Indebtedness.

                  (a)Section 3.8 of the Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of the Company or any Company Subsidiary.

                  (b)As of the Closing, and immediately prior to any repayment of the Closing Indebtedness, neither the Company nor any Company Subsidiary will have any Indebtedness other than the Closing Indebtedness.

                  (c)Except as set forth on the Balance Sheet or described in the notes thereto and except for liabilities and obligations incurred in the ordinary course of business, since the Balance Sheet Date, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations material to the Company and the Company Subsidiaries, taken as a whole, contingent or otherwise, that would be required to be disclosed, reflected or reserved against in a consolidated balance sheet of the Company (including the related notes thereto, where appropriate) prepared in accordance with GAAP.

            Section 3.9   Absence of Certain Changes

            . Except as (a) disclosed in the Financial Statements or (b) expressly required by this Agreement, since the Balance Sheet Date, (i) no event, circumstance or condition has occurred that, individually or in the aggregate with other events, circumstances and conditions, has resulted in, or would reasonably be expected to result in, a Company Material Adverse Change and (ii) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date hereof, would constitute a violation of Sections 5.1(a) through (n).

            Section 3.10  Title to Properties; Encumbrances

            . Except for property sold since the Balance Sheet Date in the ordinary course of business, each of the Company and each Company Subsidiary has good and valid title to all the properties and assets reflected on the Balance Sheet or acquired subsequent to the Balance Sheet Date, free and clear of all Encumbrances, other than Permitted Encumbrances. This Section 3.10 does not relate to Owned Real Property or leased real property or interests in Owned Real Property or leased real property, such items being the subject of Sections

3.11 and 3.12 hereof, nor does it relate to Intellectual Property, such items being the subject of Section 3.21 hereof.

            Section 3.11  Owned Real Property

            . Section 3.11 of the Disclosure Schedule sets forth a complete list and the location of all Owned Real Property. To the extent in the Company's possession, (a) true and complete copies of all deeds, title insurance policies and surveys relating to the Owned Real Property and (b) all documents evidencing all Encumbrances upon the Owned Real Property have heretofore been made available to Purchaser. All improvements on the Owned Real Property are in compliance with current building codes, except for violations that individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company enjoys good and marketable title of the Owned Real Property, free and clear of Encumbrances, other than Permitted Encumbrances.

            Section 3.12  Leases

            . Section 3.12 of the Disclosure Schedule sets forth a complete list of all Leases. A true and complete copy of each Lease has heretofore been made available to Purchaser. With respect to the Company or a Company Subsidiary, as applicable, each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no existing defaults by the Company or any Company Subsidiary under any of the Leases which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect; and to the Knowledge of the Company, there are no existing defaults by the lessor under any of the Leases which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. With respect to the real property leased or subleased by the Company or any of the Company Subsidiaries, the Company or such Company Subsidiary has a good and valid leasehold or subleasehold estate in such real property, free and clear of all Encumbrances, other than Permitted Encumbrances.

            Section 3.13  Contracts and Commitments.

                  (a)Section 3.13 of the Disclosure Schedule sets forth, as of the date hereof, a complete and correct list of every contract, agreement, loan and license ("Contract") that:

                           (i)provides for aggregate future payments by the Company or any Company Subsidiary, or to the Company or any Company Subsidiary, of more than $500,000 and has an unexpired term exceeding one (1) year and may not be canceled upon sixty (60) days' notice without any liability, penalty or premium (excluding purchase and sale orders entered into or incurred in the ordinary course of business);

                           (ii)was entered into by the Company or a Company Subsidiary with a stockholder, Affiliate, officer, director or significant employee of the Company or any Company Subsidiary, or with any Affiliate of any of the foregoing;

                           (iii)    is a collective bargaining or similar
      agreement;

                           (iv)involves an agreement with any bank, finance company or similar organization for Indebtedness of the Company or any Company Subsidiary;

                           (v)restricts the Company or any Company
      Subsidiary from engaging in any business or activity anywhere in the world;

                           (vi)is an individual consulting agreement or similar contract providing for aggregate annual payments above $100,000 per year;

                           (vii) is a power of attorney (other than a power of attorney given in the ordinary course of business with respect to routine Tax matters);

                           (viii)   involves any joint venture or
      partnership relationship between the Company or any Company
      Subsidiary and any other Person;

                           (ix)is the principal contract (and not an ancillary or other related agreement) relating to any material acquisition, divestiture, merger or similar transaction that has been executed but has not been consummated or that has been consummated, but contains representations, warranties, covenants, indemnities or other obligations that are still in effect; or

                           (x)is a material License (other than any License to commercially available, off-the-shelf, shrink-wrap, click-wrap or similar Computer Software) by which the Company or any Company Subsidiary is granted any rights in, or grants any rights to, the Company Intellectual Property.

                  (b)(i) There is not and, to the Knowledge of the Company, there has not been claimed or alleged by any Person with respect to any Contract listed in Section 3.13 of the Disclosure Schedule any existing default or event that, with notice or lapse of time or both, would constitute a default or event of default on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party thereto, except such defaults, events of default and other events that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Contracts listed in Section 3.13 of the Disclosure Schedule, other than (A) such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers or notices the failure of which to have or give, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Complete and correct copies of all Contracts listed in Section 3.13 of the Disclosure Schedule have been made available to Purchaser. This Section 3.13(b) does not relate to leased real property or interests in leased real property, such items being the subject of Section 3.12 hereof.

            Section 3.14  Customers and Suppliers

            . Since January 1, 2004, to the Knowledge of the Company, no Person who supplies resin to the Company or any Company Subsidiary has notified the Company or any Company Subsidiary in writing that it is terminating its business relationship with the Company or any Company Subsidiary or reduced or advised the Company or any Company Subsidiary that it is reducing the supply of resin available to the Company or any Company Subsidiary. To the Knowledge of the Company, the Company and the Company Subsidiaries currently maintain sufficient resin inventory to conduct their businesses as they have been and are currently conducted in all material respects. To the Knowledge of the Company, the Company and the Company Subsidiaries have access to sufficient amounts of resin supply, purchasable at then prevailing market prices, necessary to conduct their businesses as they have been and currently are conducted in all material respects. Since January 1, 2004, to the Knowledge of the Company, no customer who was one of the Company's top 15 Customers (measured by the Company's net sales on a consolidated basis during the calendar year 2004) has advised the Company or any Company Subsidiary orally or in writing that it is (x) terminating its business relationship, or (y) other than in connection with contract renewal negotiations in the ordinary course of business, conducting a review of its business relationship with the Company or any Company Subsidiary with a view to determining whether to terminate its business relationship or materially reduce its purchases.

            Section 3.15  Insurance

            . Section 3.15 of the Disclosure Schedule sets forth a true and complete list and description of all insurance policies in effect as of the date hereof, providing coverage with respect to the business or assets of the Company or the Company Subsidiaries. Each of such policies has been issued to the Company or a Company Subsidiary. Each of such policies is valid and binding and in full force and effect in all material respects, all premiums due thereunder have been paid when due (except for any failures to pay any such premiums that, individually or in the aggregate, would not reasonably be expected to impair a material amount of insurance coverage), and neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination or intent to cancel in respect of any such policy.

            Section 3.16  Litigation

            .  Except as set forth on Section 3.16 of the Disclosure Schedule,
(x) there are no actions, suits, or proceedings by or before any court or Governmental Entity pending, and (y) to the Knowledge of the Company, there are no inquiries or investigations pending, or, in the case of (x) and (y) to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary that, individually or in the aggregate, have had, or would reasonably be expected to have a Company Material Adverse Effect or that question or challenge the validity of this Agreement or any action taken or to be taken by the Company or any Company Subsidiary pursuant to this Agreement or in connection with the Transactions.

            Section 3.17  Environmental Matters

            . Except as set forth on Section 3.17 of the Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, since January 1, 2003, (a) the Company and each Company Subsidiary have been in material compliance with all applicable Environmental Law, (b) neither the Company nor any Company Subsidiary has received any written notice with respect to the business of, or any property now or previously owned or leased by, the Company or any Company Subsidiary from any Governmental Entity or third party that remains outstanding alleging that the Company or any Company Subsidiary is not in material compliance with, or has any potentially material liability under, any Environmental Law, (c) neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for the disposal of, transported, caused any release of, or exposed any Person to, a regulated hazardous substance, in violation of Environmental Law or so as to result in potentially material liability under any Environmental Law, which liability remains unresolved, (d) the Company has made available to Purchaser all material environmental audits, reports and assessments relating to the business or property of the Company and the Company Subsidiaries which are in its possession, and (e) neither the Company nor any Company Subsidiary has (x) since January 1, 2003, and (y) on or before January 1, 2003, to the actual (and not constructive or imputed) knowledge (without review or inquiry) of the Company, designed, manufactured, sold, marketed, installed or distributed products containing asbestos . This
Section 3.17 constitutes the sole and exclusive representation in this Agreement relating to environmental matters.

            Section 3.18  Compliance with Laws.

                  (a)Since January 1, 2003, the Company and the Company Subsidiaries have complied in a timely manner with all Laws that apply to the business, properties or assets of the Company or any Company Subsidiary, except for violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

                  (b)This Section 3.18 does not relate to matters with respect to Taxes, which are the subject of Section 3.20, Plans, which are the subject of Section 3.19, environmental matters, which are the subject of Section 3.17, or employee and labor matters, which are the subject of Section 3.22.

            Section 3.19  Employee Benefit Plans.

                  (a)Section 3.19(a) of the Disclosure Schedule contains a true and complete list of all Plans. The Company has heretofore made available to Purchaser a true and complete copy of each written Plan (and a written summary of each material Plan that is not in writing) and any amendments thereto and each agreement creating or modifying any related trust or other funding vehicle.

                  (b)No liability for failure to comply with Title IV or
Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate of the Company that has not been satisfied in full.

                  (c)The PBGC has not instituted proceedings to terminate any Title IV Plan and, to the Knowledge of the Company, no condition exists that presents a material risk that the PBGC will institute proceedings to terminate any Title IV Plans.

                  (d)No Title IV Plan is a "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, nor is any Title IV Plan a plan described in
Section 4063(a) of ERISA.

                  (e)Each Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including ERISA and the Code, including by reason of improperly classifying service providers for purposes of participation in any Plan. No Plan is under audit or investigation by the IRS, the U.S. Department of Labor or the PBGC, and to the Knowledge of the Company, no such audit or investigation is pending or threatened.

                  (f)Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified.

                  (g)The execution of and performance of the transactions contemplated in this Agreement will not solely by reason of the terms of any Plan (i) constitute an event under such Plan that will result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, (ii) satisfy any single condition under any "double trigger" provision of such Plan that may lead to any of the events described in clause (i), or (iii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any Company Subsidiary or Purchaser to amend or terminate such Plan. No payment or benefit, which will be made by the Company or any Company Subsidiary with respect to any Employee, will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code in connection with the Transactions contemplated by this Agreement.

                  (h)Neither the Company nor any Company Subsidiary may be subject to liability by reason of being held jointly and severally liable under Code Sections 412, 4971 or 4980B, or ERISA Sections 302 or 601 through 609, or Title IV of ERISA solely by reason of the Company or any Company Subsidiary being an ERISA Affiliate of any Person other than the Company or any Company Subsidiary.

            Section 3.20  Tax Matters.

                  (a)The Company and each Company Subsidiary has filed (or has had filed on their behalf) or will file or cause to be filed, all material Tax Returns required by applicable Law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

                  (b)The Company and each Company Subsidiary has paid (or has had paid on their behalf) all material Taxes due with respect to any period ending prior to or as of the Closing Date and has adequately reserved for all Taxes that have accrued but are not yet due.

                  (c)There are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for liens for Taxes not yet due or for Taxes being contested in good faith for which adequate reserves have been made.

                  (d)No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings (such audits, examinations, investigations and other administrative proceedings referred to collectively as "Audits") or court proceedings are presently pending or threatened in writing with regard to any Taxes or Tax Returns filed by or on behalf of the Company or any Company Subsidiary, except for those Audits or court proceedings the adverse resolution of which would not reasonably be expected to have a Company Material Adverse Effect.

                  (e)There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any Company Subsidiary.

                        (f)The Company and each Company Subsidiary (i) has
                           complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, including with respect to payment made to employees or other third parties, and all applicable Laws relating to information reporting; (ii) is not and has not been a party to any Tax sharing agreement; (iii) has never been a member of an affiliated, combined, consolidated or unitary Tax group (other than a group of which the Company was the common parent); (iv) has paid any deficiencies or assessments asserted by any Tax Authority; (v) will not be required as a result of any adjustment under section 481 of the Code, or any "closing agreement" as described in section 7121 of the Code (or any similar provision of state, local or foreign law), to include any item of income in, or exclude any item of deduction from, any Tax period ending on or after the Closing Date; and (vi) has not taken any deduction or received any Tax benefit arising from participation in a "tax shelter" as defined for purposes of section 6111(c) of the Code and has not "participated" in a "reportable transaction" as defined in Treasury regulation section 1.6011-4(b) and (c)(3) or Treasury regulation section 1.6011-4T(a) and (b) (as promulgated in T.D. 8877).

                  (g)No Tax Authority in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return has made a claim, assertion or threat in writing that the Company or any of its Subsidiaries is or may be subject to material Tax in such jurisdiction.

                  (h)Section 3.20 of the Disclosure Schedule lists the states in which the Company and the Company Subsidiaries have filed income Tax Returns for the Tax years ended December 31, 2001, 2002 and 2003.

                  (i)Since August 26, 1997, the Company (i) has not undergone an "ownership change" for purposes of section 382(g)(1) of the Code, (ii) has not entered into any closing agreements or any similar agreements with a Tax Authority, and (iii) has not had issued by a Tax Authority any private letter rulings.

            Section 3.21   Intellectual Property.

                  (a)Non-infringement. The conduct of the business of the Company and the Company Subsidiaries does not interfere with, infringe, misappropriate or otherwise come into conflict with any Intellectual Property right of any third party, and no written notice has been received alleging anything to the contrary (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party), except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

                  (b)Ownership. All currently subsisting items of Owned Company Intellectual Property which are issued Patents or pending patent applications, registrations and applications for U.S. Trademarks, and registrations and applications for Copyrights are set forth in Section 3.21(b)(i) of the Disclosure Schedule. Each current item of Owned Company Intellectual Property which are issued Patents or pending patent applications, registrations or applications for Trademarks, and registrations or applications for Copyrights are subsisting, in good standing, and in full force and effect, except with respect to such applications, such applications are in full force and effect to the extent applicable. The Company or a Company Subsidiary: (i) owns all right, title, and interest in the Owned Company Intellectual Property, free and clear of any Encumbrance, license or other restriction, other than Permitted Encumbrances and licenses granted in the ordinary course of business; and (ii) owns all right, title and interest in or is licensed the right to exploit or otherwise possesses legally enforceable rights in, the Company Intellectual Property, except where the failure to own or license or otherwise possess, individually or in the aggregate, has not had, and would not be reasonably expected to have a Company Material Adverse Effect. Except for agreements requiring consent as set forth in Section 3.5 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not alter or impair such rights. No Employee or former or current consultant owns any Intellectual Property developed, created, invented, or reduced to practice (whether solely or jointly with others) by such individual in connection with such individual's employment or retention by the Company or any Company Subsidiary and relating to the business of the Company or any Company Subsidiary, and all such Intellectual Property, to the extent that it has not expired, lapsed or been cancelled or abandoned, is included in the Owned Company Intellectual Property. The Owned Company Intellectual Property includes all common law rights in or all right, title, and interest in all Trademarks in (A) all material trade names that the Company or any Company Subsidiary holds itself to the public as owning, including "Kerr," "Setco," and "Tubed Products," and (B) all material product names of products marketed by the Company or any Company Subsidiary including, without limitation, "Vent Band," "Tab II," "CR-III," "Friendly and Safe," "ScriptVision," and "TE-III."

                  (c)Validity. To the Knowledge of the Company, all Owned Company Intellectual Property is valid and enforceable, and no written notice has been received alleging anything to the contrary.

                  (d)Confidentiality. To the Knowledge of the Company, or except as individually or in the aggregate, has not had, and would not be likely to have a Company Material Adverse Effect, no Trade Secret of the

Company has been disclosed to any third party other than pursuant to written non-disclosure agreements.

                  (e)No Third Party Infringers. To the Knowledge of the Company, no third party has infringed or misappropriated any Owned Company Intellectual Property or any Company Intellectual Property that has been exclusively licensed to the Company or any Company Subsidiary, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (f)No Restrictions. Except as, individually or in the aggregate, has not had, and would not be reasonably expected to have, a Company Material Adverse Effect, there are no settlements, forbearances to sue, consents, judgments, orders or other obligations, other than Licenses or financing liens granted in the ordinary course of business, that do or may:
(i) restrict the Company's or any Company Subsidiary's rights to use any Owned Company Intellectual Property or, to the Knowledge of the Company, any other Company Intellectual Property; (ii) restrict the conduct of the business of the Company or any Company Subsidiary in order to accommodate a third party's Intellectual Property; or (iii) permit third parties to use any Owned Company Intellectual Property.

            Section 1.2   Labor Matters.

                  (a)There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of the Company, threatened against the Company or any Company Subsidiary.

                  (b)Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement with any labor organization applicable to employees of the Company or any Company Subsidiary.

                  (c)No labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of the Company or any Company Subsidiary.

                  (d)Since January 1, 2003, neither the Company nor any Company Subsidiary has experienced any material work stoppage or other material labor difficulty.

                  (e)There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board. Neither the Company nor any Company Subsidiary (i) is involved in, or to the Knowledge of the Company threatened with, any labor dispute, grievance or litigation relating to labor matters, including, without limitation, violation of any federal, state or local labor, safety or employment laws, charges of unfair labor practices or discrimination complaints that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; or (ii) to the Knowledge of the Company, has engaged in any material unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act.

                  (f)Since January 1, 2003, neither the Company nor any Company Subsidiary has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary, and there has not occurred a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or facility of the Company or any Company Subsidiary.

            Section 3.23   Bank Accounts

            . Section 3.23 of the Disclosure Schedule sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any Company Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature the available balance of which customarily exceeds $25,000 and (b) the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

            Section 3.24   Brokers or Finders

            . Neither the Company nor any Company Subsidiary, nor any Seller, nor any of their respective Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for Deutsche Bank Securities Inc., and Sagent Advisors Inc. whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firms.

            Section 3.25   No Other Representations

            .  Except for the representations and warranties contained in this
Article III, neither the Company nor any Person acting on behalf of the Company makes any representation or warranty, express or implied.

            Section 3.26   Representations and Warranties of the Sellers.

                  (a)Each of the Sellers severally (as to such Seller only and not jointly) represents and warrants to Purchaser that: (i) such Seller has the requisite power and authority or, with respect to individuals, the capacity, to execute and deliver this Agreement and to consummate the Transactions, (ii) the execution, delivery and performance by such Seller of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of such Seller, and
(iii) this Agreement has been duly executed and delivered by such Seller, and, assuming, due and valid authorization, execution and delivery hereof by the other parties hereto is a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' right generally and (B) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (b)None of the execution, delivery or performance of this Agreement by such Seller, the consummation by such Seller of the Transactions or compliance by such Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of such Seller, if applicable, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity with respect to such Seller, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Seller is a party or by which such Seller or such Seller's properties or assets may be bound, or (iv) violate any order writ, injunction, decree, statute, rule or regulation applicable to such Seller or any of such Seller's properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on such Seller's ability to consummate the Transactions.

                  (c)Such Seller is the record and beneficial owner of the securities listed opposite such Seller's name on Section 3.4 of the Disclosure Schedule and has good and marketable title to such securities, free and clear of all Encumbrances other than Permitted Encumbrances.

                  (d)Except for the representations and warranties contained in this Section 3.26, no Seller nor any Person acting on behalf of any Seller makes any representation or warranty, express or implied.

                                  ARTICLE IV



              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

            Purchaser and Sub jointly and severally represent and warrant to the Company that:

            Section 4.1   Organization

            . Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Purchaser and Sub has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Purchaser's or Sub's ability to consummate the Transactions.

            Section 4.2   Authorization; Validity of Agreement

            . Each of Purchaser and Sub has the requisite power and authority to execute and deliver this Agreement and each of the Related Documents to which it is, or is specified to be, a party and to consummate the Transactions. The execution, delivery and performance by Purchaser and Sub of this Agreement and each such Related Document and the consummation of the Transactions have been or, in the case of such Related Documents, will be prior to the Closing, duly authorized by the Board of Directors of Purchaser and the Board of Directors of Sub, and no other corporate action on the part of Purchaser or Sub is necessary to authorize the execution and delivery by Purchaser and Sub of this Agreement and such Related Documents or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock or other equity issued by Purchaser or Sub is necessary to authorize the execution and delivery by Purchaser or Sub of this Agreement and such Related Documents or the consummation by it of the Transactions. This Agreement has been, and each of such Related Documents will be on or prior to the Closing, duly executed and delivered by Purchaser and Sub, and, assuming due and valid authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, is, or in the case of such Related Documents, will be, a valid and binding obligation of Purchaser and Sub, enforceable against Purchaser and Sub in accordance with its respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.3   Consents and Approvals; No Violations

            . Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the HSR Act, none of the execution, delivery or performance of this Agreement or any of the Related Documents to which Purchaser or Sub is, or is specified to be, a party by Purchaser and Sub, the consummation by Purchaser and Sub of the Transactions or compliance by Purchaser and Sub with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser or Sub or any of their respective Subsidiaries, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or creation of a lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser, Sub or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or Sub or any of their respective Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on Purchaser's or Sub's ability to consummate the Transactions.

            Section 4.4   Financing

            . Purchaser has received financing commitments that, when funded and together with funds provided by Purchaser, are sufficient to enable it to consummate the transactions contemplated by this Agreement. True and correct copies of such commitment letters and the related term sheets and conditions precedent are attached hereto as Exhibit B (all such documents, the "Commitment Letters") (such financing, the "Debt Financing"). The Commitment Letters have been duly executed by all parties thereto, and are in full force and effect. All commitment fees required to be paid thereunder have been paid in full or will be duly paid in full when due. As of the date hereof, the Commitment Letters have not been amended or terminated, and there is no breach existing thereunder. Purchaser, as of the date hereof, does not have Knowledge of any existing fact, occurrence or condition that would cause the commitments provided in such Commitment Letters to be terminated or ineffective, any of the conditions contained therein not to be met or the financing contemplated by the Commitment Letters not to be consummated. Except for the conditions described in the Commitment Letters, there are no other conditions precedent to the Debt Financing. For the twelve month period ended March 31, 2005, the condition set forth in paragraph 3 of the summary of conditions precedent to the Debt Financing was satisfied, and Purchaser has no reason to believe that such condition will not be satisfied for the latest twelve month period for which financial statements are available as of the Closing Date.

            Section 4.5   Litigation

            . There are no material actions, suits, or proceedings by or before any court or Governmental Entity pending or, to the Knowledge of Purchaser, threatened against or involving Purchaser or any Subsidiary of Purchaser that is reasonably expected to have a material adverse effect on the ability of Purchaser or Sub to consummate the Merger or the Transactions.

            Section 4.6   Due Diligence

            . Purchaser and Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries, which investigation, review and analysis was done by Purchaser, Sub and their respective Affiliates and, to the extent Purchaser and Sub deemed appropriate, by Purchaser's and Sub's representatives. Each of Purchaser and Sub acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company and the Company Subsidiaries for such purpose. In entering into this Agreement, each of Purchaser and Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations, opinions, financial projections, presentations, management summaries or data room materials of the Company, the Company Subsidiaries, Fremont, Fremont Partners or of any of their respective directors, officers, shareholders, employees, Affiliates, controlling persons, agents, advisors, attorneys or representatives (except for the specific representations and warranties of the Company and the Sellers, respectively, set forth in Article III together with the schedules thereto) and, except with respect to the specific representations and warranties of the Company and the Sellers set forth in Article III together with the schedules thereto, each of Purchaser and Sub agrees, to the fullest extent permitted by Law, that none of the Company, the Company Subsidiaries, Fremont, Fremont Partners or any of their respective directors, officers, employees, shareholders, Affiliates, controlling persons, agents, advisors, attorneys or representatives shall have any liability or responsibility whatsoever to Purchaser, Sub or their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (including in the management summaries relating to the Company provided to Purchaser, in materials furnished in the Company's data room, in presentations by the Company's management, in the Confidential Information Memorandum dated February 2005 provided by Deutsche Bank Securities, Inc. and Sagent Advisors Inc. or otherwise), to Purchaser, Sub or their respective directors, officers, employees, Affiliates, controlling persons, advisors, attorneys, agents or representatives (or any omissions therefrom).

            Section 4.7   Brokers or Finders

            . Neither Purchaser, Sub nor any of their respective Subsidiaries or Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except Goldman, Sachs & Co. and JPMorgan Securities Inc., whose fees and expenses will be paid by Purchaser in accordance with Purchaser's agreement with such firms.


                                 ARTICLE V


                                   COVENANTS

            Section 5.1   Interim Operations of the Company

            . Except as expressly provided in this Agreement and except as set forth in the Disclosure Schedule and except as may be consented to in writing by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) the Company shall assure that, after the date hereof and prior to the Closing Date:

                  (a)The business of the Company and the Company Subsidiaries shall be conducted in the same manner as heretofore conducted and only in the ordinary course, and the Company shall, and shall cause each of the Company Subsidiaries to, make commercially reasonable efforts consistent with past practices to (A) preserve the existing relationships of the Company and the Company Subsidiaries with their customers, suppliers and others with whom the Company and the Company Subsidiaries deal, (B) preserve intact its business organization, goodwill and ongoing operations, (C) retain the service of its key employees, (D) perform its obligations under the Contracts listed or required to be listed in Section 3.13 of the Disclosure Schedule, and (E) maintain its material properties and assets;

                  (b)Neither the Company nor any Company Subsidiary shall:
(i) amend its certificate of incorporation or bylaws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of, encumber, grant or award any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock (excluding issuances and sales of Shares upon the exercise of Options or conversion of Preferred Shares outstanding as of the date hereof),
(iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its stock, (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares other than repurchases from employees in connection with the termination of their employment pursuant to repurchase agreements in effect before the date hereof or (vi) make or authorize any capital expenditure other than in accordance with the 2005 Budget of the Company, a copy of which has been made available to Purchaser before the date hereof;

                  (c)Neither the Company nor any of the Company Subsidiaries shall:

                           (i)incur or assume any Indebtedness, except pursuant to the Credit Agreement,

                           (ii)materially modify or amend the terms of the Credit Agreement (other than in connection with the repayment or discharge thereof upon the Closing),

                           (iii)    make any loans, advances or capital
      contributions to, or assume or guarantee the obligations of, any other Person, except in the ordinary course of business, or

                           (iv)acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person;

                  (d)Neither the Company nor any Company Subsidiary shall (i) make any change in the compensation (including severance or termination pay) payable or to become payable (including any change that results in an acceleration thereof) to any of its employees, officers or directors (other than normal recurring salary increases in the ordinary course of business or required pursuant to any Plan existing on the date hereof); (ii) adopt or establish any new employee benefit plan, program or arrangement (including, but not limited to, severance or termination pay) or enter into any employment arrangement (other than an at-will arrangement involving amounts not in excess of $100,000 per year that does not provide for any type of severance or termination pay beyond that required by law) in each case involving amounts in excess of $50,000; (iii) amend or enter into any agreement with the PBGC; or
(iv) award bonuses to any of its employees, officers or directors other than to officers and employees in the ordinary course of business consistent with past practice;

                  (e)Neither the Company nor any Company Subsidiary shall voluntarily permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated prior to the Closing Date without notice to Purchaser, except policies providing coverage for losses not in excess of $5,000,000 which are replaced without diminution of or gaps in coverage;

                  (f)Neither the Company nor any of the Company Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

                  (g)Neither the Company nor any Company Subsidiary shall change in any material respect any of the accounting methods used by it unless required or permitted by GAAP;

                  (h)Neither the Company nor any Company Subsidiary shall file any Tax Return or make any Tax election other than in a manner consistent with past practice or settle any Tax Audit with respect to a material amount of Taxes;

                  (i)Neither the Company nor any Company Subsidiary shall waive or cancel any valuable and material right, debt or claim of the Company or any Company Subsidiary with a value to the Company or such Company Subsidiary of greater than $100,000;

                  (j)Neither the Company nor any Company Subsidiary shall sell, assign, transfer, mortgage, lease, pledge or otherwise dispose of or encumber, any of its tangible or intangible assets or properties, except (i) in the ordinary course of business consistent with past practice and (ii) assets for which the book value does not exceed $250,000 and which are not, in the case of
(i) or (ii), individually or in the aggregate, material to the conduct of the business of the Company and the Company Subsidiaries as presently conducted;

                  (k)Except as permitted under Section 5.1(d), neither the Company nor any Company Subsidiary shall make any loan to, or enter into, amend or modify any Contract with, any officer, director, consultant, employee or stockholder of the Company or any Company Subsidiary, or any Affiliate of any such Person (other than advances to such officers, directors, consultants and employees in the ordinary course of business in connection with salary, wages, travel and travel related expenses or other customary expenses);

                  (l)Except in the ordinary course of business consistent with past practice, neither the Company nor any Company Subsidiary shall enter into any transaction or agreement that provides for aggregate future payments to or by the Company or any Company Subsidiary of more than $250,000 with respect to any particular transaction or agreement entered into by the Company or any Company Subsidiary after the date hereof (or except as expressly required by this Agreement, amend or terminate any Contract listed on Section 3.13 of the Disclosure Schedule;

                  (m)Neither the Company nor any Company Subsidiary shall take, or agree to or commit to take, any action that would result in any of the conditions to the Closing set forth in Article VI not being satisfied, or that would materially impair the ability of Purchaser, Sub or the Company to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

                  (n)Neither the Company nor any Company Subsidiary shall enter into any agreement, contract, commitment or arrangement to do any of the things described in Subsections (a) through (m) above.

            Section 5.2   Access; Confidentiality.

                  (a)Prior to the Closing, the Company shall (i) give Purchaser and its authorized Representatives reasonable access during regular business hours to all books, records, personnel, offices and other facilities and properties of the Company and the Company Subsidiaries and shall direct its auditors to give Purchaser access to all audit work papers, to the extent reasonably obtainable, subject to the terms of any reasonable access restrictions required by such auditors as a condition to receipt of such work papers, (ii) permit Purchaser to make such copies and inspections thereof as Purchaser may reasonably request and (iii) cause the officers of the Company to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Purchaser may from time to time reasonably request; provided that any such access shall be conducted at Purchaser's expense, at a reasonable time, under the supervision of the Company's personnel and in such a manner as to maintain the confidentiality of this Agreement and the Transactions and not to interfere with the normal operation of the business of the Company. Notwithstanding anything contained in this or any other agreement between Purchaser and the Company executed prior to the date hereof, none of the Company, any Company Subsidiary or any Affiliate of the Company or any Company Subsidiary or any Stockholder or any Affiliate of any Stockholder shall have any obligation to make available to Purchaser or its representatives, or provide Purchaser or its representatives with, any consolidated, combined or unitary Tax Return filed by any Stockholder or any of their Affiliates (other than the Company and the Company Subsidiaries) or predecessors, or any related material, and nothing herein shall require the Company to disclose any information to Purchaser if such disclosure would in the Company's good faith judgment (i) include individual customer or per unit pricing data,
(ii) jeopardize any attorney-client or other legal privilege, or
(iii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which any Stockholder, the Company or any Company Subsidiary is a party).

                  (b)The provisions of the Confidentiality Agreement shall remain binding and in full force and effect. The information contained herein, in the Disclosure Schedule or delivered to Purchaser, Sub or their authorized Representatives pursuant hereto shall be deemed to be Confidential Information (as defined and subject to the exceptions contained in the Confidentiality Agreement). Except as otherwise provided in Section 5.3 and this Section 5.2, each of Purchaser and Sub shall cause its Representatives to treat the terms of this Agreement after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of Law).

            Section 5.3   Efforts and Actions to Cause Merger to Occur.

                  (a)Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, Sub, the Company and the Sellers shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable
Laws) to consummate the Merger and the other Transactions as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions, the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity, and the seeking of the vacation or reversal of any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Entity that is not yet final and non appealable. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing. The Company shall use commercially reasonable efforts to obtain the consents and approvals set forth on Section 5.3 of the Disclosure Schedule.

                  (b)Each party shall promptly consult with the other party hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made prior to Closing by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform each other party of any communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

                  (c)In addition to and without limiting the agreements of the parties contained above, Purchaser, Sub and the Company shall (i) take promptly all actions necessary to make the filings required of them or any of their Affiliates under the HSR Act, (ii) comply, at the earliest practicable date, with any request for additional information or documentary material received by the Company, Purchaser, Sub or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state Attorney General or other Governmental Entity in connection with antitrust matters, (iii) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, any state Attorney General or any other Governmental Entity, (iv) use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the Transactions under any antitrust Law and (v) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state Attorney General or any other Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any state Attorney General or any other Governmental Entity in connection with the Transactions.
Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Purchaser, Sub and the Company shall each request early termination of the HSR Act waiting period. With regard to Purchaser and Sub, "reasonable best efforts" for purposes of this Agreement shall not require Purchaser or Sub to proffer or accept any order providing for the divestiture by Purchaser or Sub of any properties, assets, operations, or businesses of Purchaser, Sub, the Company or their respective Subsidiaries or to agree to hold separate any properties, assets, operations or businesses or to accept any other conditions, restrictions, limitations, or agreements affecting Purchaser's and Sub's full rights of ownership of the stock or assets of the Company, Purchaser, Sub and their respective Subsidiaries.

                  (d)The Company and the Sellers shall take such actions and obtain such governmental approvals, if any, required to be taken or obtained prior to consummation of the Merger pursuant to the New Jersey Industrial Site Recovery Act ("ISRA"). Without limiting the foregoing, the Company and the Sellers will submit a request for a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP"), seeking to obtain a determination from the NJDEP that the Merger is not subject to ISRA and shall exercise reasonable diligence to obtain such determination prior to Closing. Purchaser shall reasonably cooperate with the Company and the Sellers with respect to pre-Closing ISRA-related tasks, including pursuit of the foregoing determination and, if there is a reasonable risk that such determination cannot be obtained prior to Closing upon reasonable diligence, executing any other documents and forms in a timely fashion required to achieve compliance with ISRA, including, without limitation and if necessary, an application for a Remediation Agreement (as such term is defined by ISRA) with respect to each New Jersey industrial establishment (as such term is defined by ISRA).

                  (e)If in the Sellers' judgment, a Remediation Agreement is necessary in order to allow for the consummation of the Merger pursuant to ISRA, the Company shall and/or a relevant subsidiary of the Company shall enter into a Remediation Agreement for each New Jersey industrial establishment and be the responsible party pursuant to the Remediation Agreement(s). If a Remediation Agreement or Remediation Agreements have been executed in order to consummate the Merger, the Company and/or a relevant subsidiary of the Company shall be responsible for compliance with ISRA after the consummation of the Merger. In no event shall Sellers be responsible for compliance with ISRA after the consummation of the Merger. Nothing in this Section 5.3(e) shall impair or diminish, however, any of the representations and warranties set forth in this Agreement.

            Section 5.4   Publicity

            . The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Purchaser and the Company. Thereafter, Purchaser, Sub, the Sellers and any of their respective Affiliates shall not issue or cause the publication of any press release or other internal or external announcement with respect to this Agreement or the Transactions without prior consultation with the Company and Purchaser, except as may be required by Law or by any listing agreement with a national securities exchange or trading market, or to the extent the information contained therein has previously been publicly disclosed.

            Section 5.5   Employees; Employee Benefits.

                  (a)For a period of one year after the Closing, Purchaser shall cause the Surviving Corporation to maintain plans for the benefit of the employees of the Surviving Corporation or its Subsidiaries that provide benefits (except with respect to severance, change in control and equity-based or equity related arrangements) that are not materially less favorable in the aggregate to such employees than the benefits provided under the Plans (including cash incentive compensation and cash bonus plans or arrangements), as of the Closing.

                  (b)With respect to each employee benefit plan, practice, policy or arrangement of Purchaser or any of its Affiliates, each Retained Employee shall be given credit under such plan, practice, policy or arrangement for all service with the Company or any predecessor employer (to the extent such credit was given by the Company or any predecessor employer under a comparable plan, practice, policy or arrangement), for purposes of determining eligibility and vesting, and for all other purposes for which such service is either taken into account or recognized except as would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations except as would result in a duplication of benefits. Retained Employees shall be given full credit for amounts paid under any Plan during the same calendar year in which they commence participation in a comparable employee benefit plan of Purchaser for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the comparable employee benefit plan of Purchaser except as would result in a duplication of benefits.

                  (c)If any Retained Employee is discharged by the Surviving Corporation or any of its Subsidiaries as of or after the Closing, then Purchaser shall be responsible for any and all severance costs for such Retained Employee, including all payments owing under any Plan. Purchaser shall be responsible and assume all liability for all notices or payments due to any Retained Employees, and all notices, payments, fines or assessments due to any Governmental Entity, pursuant to any applicable Law with respect to the employment, discharge or layoff of employees by the Surviving Corporation or any of its Subsidiaries as of or after the Closing, including the WARN Act,
Section 4980B of the Code and any rules or regulations that have been issued in connection with the foregoing.

                  (d)The Company shall notify the PBGC in writing of the existence of this Agreement no later than five (5) Business Days after the date hereof. Without the prior written consent of the Company, neither Purchaser nor Sub nor any of their agents, assignees, directors or employees shall contact the PBGC in respect of the Kerr Group, Inc. Retirement Income Plan or the Transactions prior to the Closing. Each party hereto shall use its reasonable best efforts to give each other party hereto a reasonable opportunity to participate in any oral or written communications, discussions or negotiations with the PBGC. Each party hereto shall promptly notify each other party hereto of any communication received from the PBGC, and shall provide a copy of any such communication that is written.

                  (e)With respect to (i) the Company's cash bonus plans and
(ii) the agreements set forth on Section 5.5(e) of the Disclosure Schedule, the Company shall through the Closing Date properly accrue for such plans and agreements in its books and records. On or before the Closing Date, the Company shall pay to its employees, officers and directors the full amount of cash bonuses so accrued under such plans and agreements through the Closing Date. Before the Closing, the Company shall terminate each of the Company's cash bonus plans.

                  (f)The Company shall obtain shareholder approval in accordance with Section 280G of the Code and the final regulations thereunder so that no payment or benefit which has been, will or may be made (including giving effect to any past payments or benefits) by the Company or any Company Subsidiary to any individual could be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code by reason of a "change in the ownership," "change in the effective control" or "change in the ownership of a substantial portion of the assets" of the Company or of any Company Subsidiary occurring by reason of the transactions contemplated by this Agreement.

            Section 5.6   Intercompany Arrangements.

                  (a)Simultaneously with the Closing, the Company shall pay to Fremont Partners, L.L.C. and Fremont Partners III, L.L.C. (collectively,

"Fremont Partners") all accrued and unpaid amounts payable through and including the Closing Date under the Advisory Services Agreement dated as of August 12, 2003, by and between the Company and Fremont Partners. Except as otherwise expressly contemplated by this Agreement, all agreements and commitments, whether written, oral or otherwise, between the Company or any Company Subsidiary, on the one hand, and Fremont Partners and its Affiliates (excluding the Company and the Company Subsidiaries), on the other hand, shall be terminated and of no further effect, simultaneously with the Closing without any further action or liability on the part of the parties thereto.

                  (b)Simultaneously with the Closing, the Company shall pay to New Canaan Investments, Inc. all accrued and unpaid amounts payable through and including the Closing Date under the Management Agreement dated as of January 1, 2003, by and between the Company and New Canaan Investments, Inc. Except as otherwise expressly contemplated by this Agreement, all agreements and commitments, whether written, oral or otherwise, between the Company or any Company Subsidiary, on the one hand, and New Canaan Investments, Inc. and its Affiliates (excluding the Company, the Company Subsidiaries and any directors or officers of the Company), on the other hand, shall be terminated and of no further effect, simultaneously with the Closing without any further action or liability on the part of the parties thereto.

            Section 5.7   Maintenance of Books and Records

            . Each of the parties hereto shall preserve, until at least the eighth anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Company. After the Closing Date, upon reasonable request from Sellers' Representative, the party holding such records shall (a) provide to Sellers' Representative reasonable access to such records during normal business hours and (b) permit Sellers' Representative to make copies of such records, in each case at no cost to Sellers' Representative (other than for reasonable out-of-pocket expenses); provided that nothing herein shall require any party to disclose any information to any Person if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any applicable Law. Such records may be sought under this Section 5.7 for any reasonable purpose, including to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of any Stockholder or former Stockholder or their respective stockholders, directors, officers, Affiliates and employees seeking such records. Notwithstanding the foregoing, any and all such records may be destroyed by a party if such destroying party sends to the other party written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the 30th day following such notice unless the other party notifies the destroying party that such other party desires to obtain possession of such records, in which event the destroying party shall transfer the records to Sellers' Representative and Sellers' Representative shall pay all reasonable expenses of the destroying party in connection therewith.

            Section 5.8   Directors' and Officers' Insurance and
Indemnification.

                  (a)In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation by or in the right of the Company, the Surviving Corporation or any of their respective Subsidiaries, in which any of the present or former officers or directors of the Company and the Company Subsidiaries (collectively, the "D&O Indemnified Parties") is, or is threatened to be, made a party by reason of the fact that he or she is or was, prior to the Closing Date, a director, officer, employee or agent of the Company or any of the Company Subsidiaries or is or was, prior to the Closing Date, serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or any of the Company Subsidiaries, whether such claim arises before, on or after the Closing Date, the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation (which for the purpose of this Section 5.8 shall include any successor to the Surviving Corporation) to, indemnify and hold harmless, as and to the same extent and on the same terms and conditions permitted in the Company's or such Company Subsidiary's certificate of incorporation or bylaws or other similar formation documents in effect on the date hereof (to the fullest extent permitted by applicable laws), each such D&O Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before, on or after the Closing Date) with respect to which the Company or the Surviving Corporation (or any successor of the Surviving Corporation) is required to provide indemnification hereunder, (i) Purchaser may cause the Surviving Corporation to, at its election, assume the defense of such matter; provided, that in the event that the Surviving Corporation fails to assume such defense or, under applicable standards of professional conduct, a conflict of interest exists between the Surviving Corporation, on the one hand, and the D&O Indemnified Parties on the other hand, the D&O Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the D&O Indemnified Parties promptly as statements therefor are received and (ii) the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, use its best efforts to assist in the vigorous defense of any such matter; provided, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). If, on or after the Closing Date, the Surviving Corporation is party to a reorganization, recapitalization, merger, sale, business combination or similar transaction after which the Surviving Corporation is unable to fulfill its obligations under this Section 5.8(a), then from and after such time Purchaser shall guarantee the performance by the Surviving Corporation of its obligations under this Section 5.8(a).

                  (b)Purchaser shall cause the Surviving Corporation and its Subsidiaries, for a period of six (6) years, to keep in effect in their respective certificate of incorporation or bylaws or other similar formation documents a provision which provides for indemnification of the D&O Indemnified Parties to the extent required under Section 5.8(a).

                  (c)Purchaser shall cause the Surviving Corporation to obtain policies of officers' and directors' liability insurance ("D&O Insurance") covering the Company's existing officers and directors, which policies shall contain terms no less favorable to the Company's current officers and directors than the terms of the D&O Insurance currently covering the Company's existing officers and directors, for a period of not less than six years after the Closing Date; provided that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.8(c) in excess of 300% of the aggregate premiums paid in 2004 in respect of the D&O Insurance covering the Company's directors and officers (the "2004 Premium"); and provided further, that if the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.8(c) for such aggregate premium, Purchaser shall cause the Surviving Corporation to obtain as much insurance as can be obtained for an annual premium not in excess of 300% of the 2004 Premium. Purchaser or the Surviving Corporation may purchase tail insurance covering each Person currently covered by the Company's D&O Insurance, with respect to matters or circumstances occurring at or prior to the Closing Date, on coverage terms that are equivalent to the coverage terms of such D&O Insurance in effect for the Company on the date hereof.

                  (d)This covenant is intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and successors. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a D&O Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Purchaser shall, or shall cause the Surviving Corporation to, pay all expenses, including reasonable attorneys' fees, that may be incurred by any D&O Indemnified Party which is the prevailing party in any action or proceeding to enforce the indemnity and other obligations provided for in this Section 5.8.

                  (e)In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purpose of this Section 5.8, Purchaser shall cause the Surviving Corporation to make proper provision so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.8 and none of the actions described in clauses (i) or
(ii) shall be taken until such provision is made.

            Section 5.9   Notice of Action by Written Consent

            . In accordance with Section 228(d) of the DGCL and the certificate of incorporation and bylaws of the Company, the Company shall, after the date hereof, promptly notify holders of the Shares who did not execute the action by written consent authorizing the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions of such action by written consent.

            Section 5.10  Expenses

            . All out-of-pocket expenses incurred in connection with this Agreement and the Related Documents and the Transactions shall be paid by the party incurring such out-of-pocket expenses, except as specifically provided to the contrary in this Agreement; provided that the costs and out of pocket expenses of the Company and the Company Subsidiaries incurred in connection with the Transactions shall be borne by the Sellers to the extent not included in Transaction Costs.

            Section 5.11  FIRPTA Certificate

            . At the Closing, the Company shall deliver to Purchaser, in a form reasonably satisfactory to Purchaser, an affidavit of the Company, issued pursuant to and in compliance with Treasury Regulations 1.897-2(h) and 1.1445-2(c)(3) and dated as of the Closing Date, certifying that an interest in the

Company is not a U.S. real property interest within the meaning of Section 897 of the Code.

            Section 5.12  Tax Audits

            . For a period ending three years from the Closing Date, Purchaser shall not, and shall not cause the Surviving Corporation or any of its Subsidiaries to, in each case directly or indirectly, seek any Tax Audit or other review of any kind of the Company or the Company Subsidiaries, or initiate any correspondence or communication with any Taxing Authority with respect to any Tax period that ends on or before, or that includes, the Closing Date with the objective of triggering a Tax Audit or a review of the Company's or any Company Subsidiary's Tax position for such period. Purchaser shall not amend, or cause or permit the Company or any Company Subsidiary to amend, any Tax Return for any Tax year ending on or before or including the Closing Date with respect to the Company or any Company Subsidiary without the prior written consent of Sellers' Representative, which consent shall not be unreasonably withheld, taking into account the likelihood that the amendment to such Tax Return may ultimately lead to a material claim being made under Section 8.2.

            Section 5.13  Appointment of Sellers' Representative.

                  (a)Each of the Sellers irrevocably appoints Fremont, as its true and lawful attorney-in-fact, to act as its representative ("Sellers' Representative") under this Agreement and, as such, to act, as such Seller's agent (with full power of substitution), to take such action on such Seller's behalf with respect to all matters relating to this Agreement and the Transactions, including without limitation, to make all determinations, agreements and settlements relating to the working capital procedures set forth in Section 2.8, to negotiate, defend, settle and compromise indemnification claims, to sign receipts, consents and other documents to effect any of the Transactions and to take all actions necessary or appropriate in connection with the foregoing. All decisions and actions by Sellers' Representative, including any agreement between Sellers' Representative and Purchaser relating to indemnification obligations of the Sellers under Article VIII, including the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. Sellers' Representative shall incur no liability to the Sellers with respect to any action taken or suffered by the Sellers in reliance upon any notice, direction, instruction, consent, statement or other documents believed by Sellers' Representative to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Sellers under
Article VIII, including the defense or settlement of any claims and the making of payments with respect thereto. The Sellers' Representative may, in all questions arising under this Agreement rely on the advice of counsel, and for anything done, omitted or suffered in good faith by Sellers' Representative shall not be liable to the Sellers. Sellers' Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against Sellers' Representative.

                  (b)Purchaser and the Escrow Agent shall be entitled to conclusively rely on the instructions, decisions and acts of Sellers'

Representative required, permitted or contemplated to be taken by Sellers' Representative hereunder or under the Escrow Agreement, and the Escrow Agent and Purchaser are hereby relieved from any liability to any Person for any acts done by them in accordance with any instructions, decisions or acts of Sellers' Representative. Purchaser and the Escrow Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by or on behalf of Sellers' Representative, and reasonably believed by Purchaser or the Escrow Agent to be genuine and to have been signed and presented by the proper party or parties.

                  (c)Sellers' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Seller, or Purchaser, or any other evidence deemed by Sellers' Representative to be reliable, and Sellers' Representative shall be entitled to act on the advice of counsel selected by it. Sellers' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of such Sellers as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Sellers appointing it severally according to their respective Ownership Percentages against any and all liability and expense that Sellers' Representative may incur by reason of taking or continuing to take any such action.

                  (d)Each of the Sellers hereby agrees to (i) indemnify Sellers' Representative (in its capacity as such) ratably according to their respective Ownership Percentages against, and to hold Sellers' Representative (in its capacity as such) harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement of whatever kind which may at any time be imposed upon, incurred by or asserted against Sellers' Representative in such capacity in any way relating to or arising out of its action or failures to take action pursuant to this Agreement or in connection herewith in such capacity, and (ii) pay Sellers' Representative for all costs and expenses incurred on behalf of the Sellers ("Representative Expenses"), promptly upon demand by Sellers' Representative, ratably according to their respective Ownership Percentages. The agreements in this Section 5.13 shall survive termination of this Agreement.

            Section 5.14  Debt Financing.

                  (a)Each of Purchaser and Sub shall use its reasonable best efforts to obtain the Debt Financing. As soon as reasonably practicable after the date hereof but in any event prior to the Closing, Purchaser will enter into definitive agreements with respect to the financings contemplated by the Commitment Letters on terms and conditions substantially in accordance with the Commitment Letters. Purchaser will furnish correct and complete copies of such definitive agreements to the Company promptly upon their execution.

                  (b)Purchaser shall keep the Company informed with respect to all material activity concerning the status of the financings contemplated by the Commitment Letters and shall give the Company prompt notice of any material adverse change with respect to such financings. Without limiting the foregoing, Purchaser agrees to notify the Company promptly, and in any event within two (2) Business Days, if at any time prior to the Closing Date (i) any Commitment Letter shall expire or be terminated for any reason, (ii) any financing source that is a party to any Commitment Letter notifies Purchaser or Sub that such source no longer intends to provide financing to Purchaser on the terms set forth therein, or (iii) for any reason Purchaser or Sub no longer believes in good faith that Purchaser will be able to obtain all or any portion of the financing contemplated by the Commitment Letters on substantially the terms described therein. Purchaser shall not, and shall not permit any of its controlled Affiliates to, without the prior written consent of the Company, (x) take any action outside of the ordinary course of business consistent with past practice or (y) enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that, in the case of (x) or (y), would reasonably be expected to impair, delay or prevent Purchaser's obtaining of the financing contemplated by any Commitment Letter. Purchaser shall not amend or alter, or agree to amend or alter, any Commitment Letter in any manner that would impair, delay or prevent the transactions contemplated by this Agreement without the prior written consent of the Company.

                  (c)To the extent that any portion of the Debt Financing is unavailable for any reason, each of Purchaser and Sub shall use its reasonable best efforts to obtain alternative financing (the "Alternative Financing") as necessary to effect the transactions contemplated by this Agreement; provided, that such Alternative Financing shall be on terms and conditions no less favorable in the aggregate to Purchaser than those provided in the Commitment Letters, or otherwise on terms and conditions reasonably acceptable to Purchaser.

            Section 5.15  Assistance with Financing

            . In addition to and without limiting the agreements of the parties contained above or below and subject to the Confidentiality Agreement, the Company, and the Sellers agree to assist Purchaser and Sub in timely obtaining the Debt Financing, including, without limitation, (a) delivering such financial and statistical information and projections relating to the Company and the Company Subsidiaries as may be reasonably requested in connection with the Debt Financing, (b) arranging for the Company's independent accountants, lawyers and consultants to provide such services that may be reasonably required in respect of the Debt Financing, (c) making appropriate officers of the Company and the Company Subsidiaries available for due diligence meetings and for participation in meetings with rating agencies and prospective lenders, (d) providing timely access to diligence materials and appropriate personnel to allow lenders and their representatives to complete all appropriate diligence, and (e) providing assistance with respect to the review and granting of security interests in collateral for the Debt Financing, and obtaining any consents associated therewith (including pre-filing of financing statements, which is hereby authorized). Purchaser shall promptly reimburse the Company for any reasonable costs incurred in performing its obligations under this Section 5.15.

            Section 5.16  Post-Closing Cooperation; Confidentiality.

                  (a)After the Closing, upon reasonable written notice, the Surviving Corporation and the Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Surviving Corporation (including access to books and records (in any forum or medium)) as is reasonably necessary for the filing of SEC reports, the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any proceeding related to any Tax Return. The Sellers, the Surviving Corporation and

Purchaser shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Company.

                  (b)Other than information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by such Seller, (ii) is or becomes available to the Seller on a non-confidential basis from a source other than the Company or any Company Subsidiary, provided that such source was not known by the Seller to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any Company Subsidiary with respect to such information, (iii) is disclosed by such Seller with the Purchaser's or the Surviving Corporation's prior written approval or (iv) is disclosed to its attorneys, accountants, or other Representatives so long as each such Person is bound by a confidentiality agreement or obligation, no Seller shall make public or otherwise communicate any confidential information or trade secrets of the Company or any Company Subsidiary. If any Seller is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or other supervisory authority or otherwise) to disclose any such confidential information or trade secret (collectively, the "Compelled Information"), such Seller will notify the Surviving Corporation or the Purchaser promptly in writing of the terms and circumstances surrounding such request so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 5.16(b). Each Seller agrees not to oppose any action by the Purchaser or the Surviving Corporation to obtain a protective order or other appropriate remedy and shall cooperate fully with Purchaser or the Surviving Corporation in connection therewith. If no such protective order or other remedy is obtained, or the Purchaser or the Surviving Corporation waives compliance with the terms of this Section 5.16(b), such Seller will furnish only that portion of the Compelled Information which such Seller is advised by its counsel is legally required.

            Section 5.17  Covenant of Certain Individual Sellers and the
Company

.. Each of Lawrence Caldwell, Daniel Gresham, and Richard Hofmann (on behalf of themselves and their respective spouses) (collectively, the "Section 5.17 Parties") and the Company agree to use their respective best efforts to take the actions specified in Section 5.17 of the Disclosure Schedules. Each of the
Section 5.17 Parties and the Company represents and warrants that each of the filings specified in Section 5.17 has been timely and properly filed. Each of the Section 5.17 Parties and the Company agrees to keep Purchaser fully informed of all material developments relating to their compliance with this
Section 5.17 and to promptly provide Purchaser with copies of all correspondence and agreements in connection therewith.

                                  ARTICLE VI



                                  CONDITIONS

            Section 6.1 Conditions to Each Party's Obligation to Effect the Closing

            . The respective obligation of each of the parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a)Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing; provided that each of Purchaser, Sub and the Company shall use their respective reasonable best efforts to have any such order or injunction vacated or lifted; and there shall not be pending any suit, action or proceeding by any Governmental Entity seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions; and

                  (b)HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.

            Section 6.2 Conditions to Obligations of Purchaser and Sub to Effect the Closing

            . The obligations of Purchaser and Sub to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                  (a)Representations and Warranties. The representations and warranties in clause (i) of section 3.9 shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.
All of the other representations and warranties of the Company and the Sellers set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date, other than any such representations and warranties made as of a specified date, which shall be true and correct as of such date, except to the extent that the failures to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; provided, however for purposes of this sentence of this Section 6.2(a) such representations and warranties shall be construed as if they did not contain any qualification that refers to materiality or Company Material Adverse Effect;

                  (b)Company's or any Seller's Breach. Neither the Company nor any Seller shall have failed to perform in any material respect any material obligation or to comply in any material respect with any covenant of the Company or the Sellers to be performed or complied with by it under this Agreement;

                  (c)Funding. Purchaser shall have received the proceeds of the Debt Financing or the Alternative Financing;

                  (d)Consents Obtained. The third party consents identified in
Section 6.2(d) of the Disclosure Schedule shall have been obtained (provided, that if Sellers agree in writing in form and substance reasonably satisfactory to Purchaser to indemnify the Company and Purchaser for any and all Losses (which indemnification shall not be subject to the Deductible Amount or the Indemnity Cap and which Losses shall not constitute De Minimis Losses regardless of amount, and any payment with respect to any such indemnification shall be made outside of the Indemnification Escrow Account) that result from the failure to obtain each of such consents not previously obtained, then this
Section 6.2(d) shall not constitute a condition to the obligation of Purchaser or Sub to consummate the Closing); and

                  (e)Officer's Certificate. Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to fulfillment of the conditions set forth in
Section 6.2 with respect to the Company.

            Section 6.3 Conditions to Obligation of the Company and the Sellers to Effect the Closing

            . The obligation of the Company to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                  (a)Representations and Warranties. All of the representations and warranties of Purchaser and Sub set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date, other than any such representations and warranties made as of a specified date, which shall be true and correct as of such date, except to the extent that the failures to be true and correct, individually or in the aggregate, would not reasonably be expected to impair the ability of Purchaser and Sub to consummate the Transactions and to fulfill their obligations under this Agreement and the Related Documents; provided, however, for purposes of this Section 6.3(a) such representations and warranties shall be construed as if they did not contain any qualification that refers to materiality;

                  (b)Purchaser or Sub Breach. Neither Purchaser nor Sub shall have failed to perform in any material respect any material obligation or to comply in any material respect with any covenant of Purchaser or Sub to be performed or complied with by it under this Agreement;

                  (c)Repayment of Credit Agreement and Release of Parent Pledge Agreement. Purchaser shall have caused the Credit Agreement to be repaid in full and Sellers' Representative shall have received a full release from the Parent Pledge Agreement in form and substance satisfactory to Sellers' Representative. This condition is made for the express benefit of Sellers' Representative and may not be waived by the Company without Sellers' Representative's prior written consent; and

                  (d)Officer's Certificate. The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Purchaser and Sub, certifying as to fulfillment of the conditions set forth in Section 6.3 with respect to each of Purchaser and Sub.

                                   ARTICLE VII



                                  TERMINATION

            Section 7.1   Termination

            . This Agreement may be terminated or the Transactions may be abandoned at any time prior to the Closing Date:

                  (a)by the mutual written consent of Purchaser and the Company;

                  (b)by Purchaser or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use reasonable best efforts to lift) which permanently restrains, enjoins or otherwise prohibits the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c)by Purchaser or the Company if the Closing shall not have occurred on or prior to July 29, 2005, and such party is not in willful breach of this Agreement at the time such party terminates this Agreement or by the Sellers;

                  (d)by the Company if Purchaser or Sub shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement that would give rise to a failure of a condition set forth in Sections 6.3, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by the Company to Purchaser specifying such breach; or

                  (e)by Purchaser if the Company or the Sellers shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement that would give rise to a failure of a condition set forth in Section 6.2, which breach cannot be or has not been cured within thirty (30) days as to the giving of written notice by Purchaser to the Company specifying such breach.

            Section 7.2   Effect of Termination

            . In the event of the termination of this Agreement or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination of this Agreement or abandonment of the Transactions is made, and this Agreement shall become null and void and of no further force and effect, except for provisions of Sections 5.2(b), 5.4, this Article VII, Article IX and
Article X. Nothing in this Section 7.2 shall be deemed to release any party from any liability for any prior breach of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its surviving obligations under this Agreement.

                                  ARTICLE VIII



                           SURVIVAL; INDEMNIFICATION

            Section 8.1   Survival

            . The representations and warranties of the Company, the Sellers, and Purchaser and Sub in this Agreement shall survive the Closing solely for purposes of this Article VIII and shall terminate upon the first anniversary of the Closing. The covenants and agreements of the Company, the Sellers and Purchaser in this Agreement required to be performed following the Closing shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated. The covenants and agreements of the Company, the Sellers and Purchaser and Sub in this Agreement required to be performed before or at the Closing shall terminate upon the first anniversary of the Closing Date.

            Section 8.2   Indemnification.

                  (a)Subject to the limitations set forth in this Article VIII, each Seller severally (but not jointly) and, except with respect to Losses resulting from indemnification obligations contained in Section 6.2(d) or
Section 5.17 Losses, to the extent of such Seller's pro rata interest in the Indemnification Escrow Account (and, except with respect to Losses resulting from indemnification obligations contained in Section 6.2(d) or Section 5.17 Losses, solely out of the Indemnification Escrow Account) shall indemnify and hold harmless Purchaser and its officers, directors, employees, stockholders, representatives, agents, successors and assigns and each director of the Company (each, a "Purchaser Indemnified Party"), from and against any loss, liability, claim, damage or expense (including reasonable legal fees and expenses, whether incurred in connection with a Third-Party Claim or a claim against another party hereto) ("Losses") sustained or required to be paid by Purchaser resulting from (i) any breach of any representation or warranty made by the Company or any Seller in this Agreement, (ii) any breach of any covenant, agreement or obligation of the Company or any Seller contained in this Agreement, and (iii) any Section 5.17 Losses; provided, however, that, notwithstanding any other provision in this Agreement, the Company may take any and all actions prior to the Closing that it deems necessary or appropriate to correct or mitigate any violations or circumstances described above. Except to the extent that indemnification is required pursuant to Section 8.2(b), each of the Sellers releases the Company from and against any Losses or potential Losses resulting from such Seller's ownership of the Shares and/or Preferred Shares, including those resulting from any proceeding, judicial or administrative, or asserted by any other third party (any such proceeding being referred to as a "Third-Party Claim"). For purposes of this Section 8.2(a), the truth or correctness of any representation or warranty of the Company or any Seller contained in this Agreement shall be determined without regard to any "Company Material Adverse Change", "Company Material Adverse Effect" or "materiality" qualifications set forth in such representation.

                  (b)Subject to the limitations set forth in this Article VIII, Purchaser shall indemnify and hold harmless the Sellers and their respective officers, directors, employees, stockholders, members, representatives, agents, successors and assigns (each, a "Seller Indemnified Party") from and against any Loss or Losses sustained or required to be paid resulting from (i) any breach of any representation or warranty made by Purchaser in this Agreement,
(ii) any breach of any covenant, agreement or obligation of Purchaser or Sub contained in this Agreement. Except to the extent that indemnification is required pursuant to Section 8.2(a), the Company hereby releases, and Purchaser shall cause the Company to indemnify and hold harmless, each Seller Indemnified Party from and against any Losses or potential Losses resulting from such indemnified party's relationship with the Company, including those resulting from any Third-Party Claim.

                  (c)In the event that any indemnified party is entitled to indemnification with respect to any Loss or potential Loss arising from any Third-Party Claim, the indemnified party shall give the indemnifying party prompt notice thereof. Any failure or delay on the part of the indemnified party to give such notice shall not affect whether an indemnifying party is liable for reimbursement except to the extent that the indemnifying party is prejudiced thereby. The indemnifying party shall be entitled to control, contest and defend such Third-Party Claim. Such contest and defense shall be conducted by counsel chosen by the indemnifying party reasonably acceptable to the indemnified party unless the indemnifying party shall not have taken any action to defend such Third Party Claim within 30 days after assuming the defense, in which case and notwithstanding any other provision of this Section 8.2(c), the indemnified party shall be entitled to conduct and control the defense thereof and the reasonable fees and disbursements of such indemnified party's counsel shall be at the expense of the indemnifying party. So long as the indemnifying party is conducting the defense of the Third-Party Claim in accordance with this Section 8.2(c), the indemnified party shall be entitled, at its own cost and expense (which expense shall not constitute a Loss), to participate in, but not control, such contest and defense and to be represented by attorneys of its or their own choosing, provided that the indemnified party will cooperate with the indemnifying party in the conduct of such defense. Neither the indemnified party nor the indemnifying party may concede, settle or compromise any Third-Party Claim without the consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed), except that the indemnifying party may settle a Third-Party Claim if the indemnifying party obtains a full release of all claims for which indemnification is required or if the settlement is solely for money damages.

                  (d)If any indemnified party has a claim against any indemnifying party that does not involve a Third-Party Claim, the indemnified party shall deliver a written notice describing such claim in reasonable detail to the indemnifying party within thirty (30) days after the discovery of the basis for such claim.

            Section 8.3   Limitations on Indemnification.

                  (a)In connection with any indemnification claim (except with respect to any indemnification claims arising out of Section 6.2(d) or Section
5.17 Losses) by any Person, neither the Sellers (collectively) nor Purchaser shall be liable in an aggregate amount which, if added to all other amounts paid as indemnification payments by such indemnifying party would exceed an amount equal to the Indemnity Cap. Notwithstanding the foregoing, except with respect to Losses resulting from breaches of representations or warranties made in Section 6.2(d) or Section 5.17 Losses, no indemnifying party shall be required to indemnify any Person for Losses resulting from a breach of representation or warranty made in this Agreement until, and only to the extent, the aggregate amount of all Losses for which the indemnified parties are otherwise entitled to indemnification pursuant to this Agreement exceeds an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Deductible Amount"); provided, however, that De Minimis Losses shall not count towards the Deductible Amount unless and until the aggregate amount of all De Minimis Losses exceeds $1,000,000. If at any time, the indemnified parties' aggregate Losses (except with respect to Losses resulting from breaches of representations or warranties made in Section 6.2(d) or Section 5.17 Losses) for which such indemnified parties are entitled to indemnification pursuant to this Agreement exceed the Deductible Amount, then the indemnifying party shall be liable only for Losses in excess of the Deductible Amount; provided further that (except with respect to indemnification obligations contained in Section 6.2(d) or Section 5.17 Losses) the obligations of the Sellers shall be satisfied solely from the Indemnification Escrow Account, without further recourse.

                  (b)Any Loss otherwise indemnifiable hereunder shall be reduced by (i) any amount actually recoverable in connection therewith under insurance or the indemnified party shall, upon receiving full payment for such Loss from the indemnifying party, assign to the indemnifying party the right to pursue recovery under such insurance and (ii) any Tax benefit actually realized arising from the payment or accrual of any such indemnified amount, which payment shall be made to the Sellers within five (5) Business Days after the filing of the Tax Return on which such benefits are reflected. There shall be no indemnification pursuant to this Agreement for any punitive damages with respect to any claims other than those incurred in connection with a Third-Party Claim.

                  (c)If an indemnifying party makes any payment under this Agreement in respect of any Losses, such indemnifying party shall be subrogated, to the extent of such payment, to the rights of the indemnified party against any third party with respect to such Losses; provided, however, that such indemnifying party shall not have any rights of subrogation with respect to any other party hereto or any of their respective Affiliates or their Affiliates' respective officers, directors, agents or employees. To the extent the indemnifying party does not have rights of subrogation against any party as a result of the proviso to the proceeding sentence, the indemnified party will take commercially reasonable steps to collect from such third party in respect of such Losses, and will turn over to the indemnifying party any amounts it receives from such third party in respect of such Losses (less any and all reasonable costs and expenses associated with such collection), to the extent of the payment actually made by the indemnifying party in respect of such Losses.

                  (d)The obligations set forth in this Article VIII shall terminate upon the first anniversary of the Closing, other than with respect to
Section 5.17 Losses, which shall survive until 60 days after the applicable statute of limitations; provided, however, that such obligations shall continue beyond such periods with respect to any claims properly made by delivery of a notice of such claim before the expiration of the applicable period pursuant to this Article VIII during such periods that are not resolved at the conclusion of such periods.

            Section 8.4   Escrow; Sole and Exclusive Remedy

            . Notwithstanding anything in this Agreement to the contrary, the Sellers, collectively, shall not be liable for any Losses (except with respect to Losses resulting from indemnification obligations contained in Section 6.2(d) or Section 5.17 Losses) in an aggregate amount which, if added to all other amounts paid as indemnification payments by the Sellers, would exceed the balance of the Indemnification Escrow Account. Furthermore, except with respect to Losses resulting from indemnification obligations contained in
Section 6.2(d) or Section 5.17 Losses), any indemnification or payment obligation of the Sellers for Losses under this Agreement shall be satisfied solely by recourse to the Indemnification Escrow Account, and Purchaser shall not seek any indemnification, contribution or repayment directly or indirectly (through any director or officer of the Company or otherwise) from any Seller with respect to any matter relating to the Company or the subject matter of this Agreement (whether on the basis of a claim sounding in tort, contract, statute or otherwise) outside of the Indemnification Escrow Account other than with respect to (i) fraud, (ii) criminal acts committed by such Seller against the Company or any Company Subsidiary, (iii) transactions entered into by the Company or any Company Subsidiary at such Seller's direction for which such Seller or such Seller's immediate family member or Affiliate received a bribe, kickback or similar improper benefit, (iv) any indemnification claim in connection with Section 6.2(d) or Section 5.17 Losses or (v) loans of money or property from the Company or any Company Subsidiary to such Seller, which loans remain outstanding and unpaid after the Closing, provided, however, that nothing contained herein shall preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its agreements, covenants or obligations under this Agreement or for fraud.
The remaining balance of the Indemnification Escrow Account shall be released to Sellers' Representative on the first anniversary of the Closing Date except in respect of amounts relating to any claims for indemnification properly made and not resolved before such time and retained therein pursuant to the terms of the Escrow Agreement. For the avoidance of doubt, with respect to indemnification obligations arising with respect to Section 6.2(d) or Section
5.17 Losses, at Purchaser's election, any such indemnification obligation may be satisfied by recourse to the Indemnification Escrow Account.

            Section 8.5   Contribution for Section 5.17 Losses

            .  If any amount is paid or payable by any Seller under this
Article VIII with respect to any Section 5.17 Losses, such Seller shall be entitled to contribution from any or all of the other Sellers, so that the respective amounts paid by each Seller with respect to such Section 5.17 Losses are in proportion to the respective proceeds received by each Seller under this Agreement. Nothing in this Section 8.5 shall affect the rights of any Purchaser Indemnified Party to seek indemnification from any Seller under this
Article VIII.

                                  ARTICLE IX



                        DEFINITIONS AND INTERPRETATION

            Section 9.1   Definitions

            . For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

            "2004 Premium" has the meaning set forth in Section 5.8(c).


            "2005 Budget" means the budget of the Company and the Company Subsidiaries for the fiscal year ending December 31, 2005, a copy of which is attached as Exhibit C.


            "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, that with respect to the Company and the Company Subsidiaries, "Affiliate" shall exclude Fremont, Fremont Partners and their respective affiliates (other than the Company and the Company Subsidiaries).


            "Agreement" or "this Agreement" means this Amended and Restated Agreement and Plan of Merger, together with the Exhibits hereto and the Disclosure Schedule.


            "Agreement and Plan of Merger" means the Agreement and Plan of Merger, dated as of May 5, 2005, by and among Purchaser, Sub, the Company, the Sellers listed on the signature pages hereto, and Fremont Acquisition Company, L.L.C., as Sellers' Representative.


            "Audit" or "Audits" has the meaning set forth in Section 3.20(d).

            "Balance Sheet" means the most recent balance sheet of the Company and the consolidated Company Subsidiaries included in the Financial Statements.


            "Balance Sheet Date" means the date of the Balance Sheet.


            "Business Day" means a day other than Saturday, Sunday or any day on which the principal commercial banks located in the State of New York are authorized or obligated to close under the laws of such state.


            "Cash" means cash (including checks received for deposit, whether or not cleared), commercial paper, certificates of deposit and other bank deposits, bank accounts, treasury bills and all other cash equivalents, and excludes checks that have been written but not yet cleared.


            "Certificate" has the meaning set forth in Section 2.2(a).


            "Certificate of Merger" has the meaning set forth in Section 1.2.


            "Closing" has the meaning set forth in Section 2.1.


            "Closing Adjustments Holdback Amount" means $10,000,000, of which $5,000,000 shall be deposited by Purchaser on behalf of the Sellers at the Closing on the one hand, and $5,000,000 shall be deposited by Purchaser on behalf of itself at the Closing on the other hand, which shall be deposited into an escrow account (the "Closing Adjustments Holdback Escrow Account") to be established by Purchaser and the Sellers with the Escrow Agent pursuant to the terms of the Escrow Agreement.


            "Closing Adjustments Holdback Escrow Account" has the same meaning set forth under the definition of "Closing Adjustment Holdback Amount" set forth in this Section 9.1.


            "Closing Cash" means the Cash of the Company and the Company Subsidiaries immediately prior to Closing.


            "Closing Date" means the date on which the Closing occurs.


            "Closing Indebtedness" means the Indebtedness of the Company and the Company Subsidiaries immediately prior to Closing.


            "Closing Statement" has the meaning set forth in Section 2.8(a).


            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means Kerr Group, Inc., a Delaware corporation.


            "Company Intellectual Property" means all Intellectual Property that is used or held for use (whether owned or licensed from third parties) in connection with the business of the Company or any Company Subsidiary.


            "Company Material Adverse Change" means any state of facts, circumstance, change, development, effect, condition or occurrence that, individually or in the aggregate, has a Company Material Adverse Effect; provided, that (I) any state of facts, circumstance, change, development, effect, condition or occurrence relating to (x) the economy or financial markets in general or (y) the industries and markets in which the Company operates generally, (II) the entry into, announcement and consummation of this Agreement or the Transactions and any actions taken pursuant to and in compliance with this Agreement, and (III) changes in Law or U.S. GAAP, but in the case of clauses (I) and (III), solely to the extent that such facts, circumstances, changes, developments, effects, conditions and occurrences do not specifically relate to or disproportionately affect the Company and the Company Subsidiaries, taken as a whole, shall not constitute a Company Material Adverse Change.


            "Company Material Adverse Effect" means a material adverse change in, or effect on, the financial condition, business, assets, liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, that for purposes of Section 6.2(a) only (but solely as such Section relates to Sections 3.8(c), 3.13, 3.14, 3.15 (last sentence thereof only), 3.16, 3.17, 3.18, 3.19 (excluding subsection (g) thereof), 3.21 and 3.22), (I) any state of facts, circumstance, change, development, effect, condition or occurrence relating to (x) the economy or financial markets in general or (y) the industries and markets in which the Company operates generally, (II) the entry into, announcement and consummation of this Agreement or the Transactions and any actions taken pursuant to and in compliance with this Agreement, and (III) changes in Law or U.S. GAAP, but in the case of clauses (I) and (III), solely to the extent that such facts, circumstances, changes, developments, effects, conditions and occurrences do not specifically relate to or disproportionately affect the Company and the Company Subsidiaries, taken as a whole, shall not constitute a Company Material Adverse Effect.


            "Company Subsidiary" means each Person that is a Subsidiary of the Company.


            "Computer Software" means computer software programs, databases, data and all documentation related thereto.


            "Confidentiality Agreement" means a letter agreement dated February 15, 2005 between the Company and Purchaser.


            "Contract" has the meaning set forth in Section 3.13(a).

            "Copyrights" means U.S. and foreign registered and unregistered copyrights (including those in Computer Software and databases), all registrations and applications to register the same and all renewals in connection therewith.


            "Credit Agreement" means the Credit Agreement dated as of August 13, 2003, as amended on August 5, 2004, among the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the Initial Lenders (as defined therein), the bank listed on the signature pages thereof as the Initial Issuing Bank (as defined therein), and the Swing Line Bank (as defined therein), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as syndication agent, and Wells Fargo Bank, National Association, as collateral agent and as administrative agent for the Lender Parties (as defined therein).


            "Customer" means any Person which purchases goods from the Company or any Company Subsidiary or which makes purchasing decisions on behalf of one or more other Persons, whether or not the Person making such decisions is actually invoiced for such purchases.


            "De Minimis Loss" means a Loss resulting from a single set of facts or circumstances that does not exceed $100,000.


            "Deductible Amount" has the meaning set forth in Section 8.3(a).


            "D&O Indemnified Parties" has the meaning set forth in Section
5.8(a).


            "D&O Insurance" has the meaning set forth in Section 5.8(c).


            "DGCL" means the General Corporation Law of the State of Delaware.


            "Disclosure Schedule" means the disclosure schedule of even date herewith prepared by the Company and delivered to Purchaser simultaneously with the execution of the Agreement and Plan of Merger as amended or supplemented by the Company pursuant to the terms hereof.


            "Dissenting Shares" has the meaning set forth in Section 2.5.


            "DOJ" means the Antitrust Division of the United States Department of Justice.


            "Effective Time" has the meaning set forth in Section 1.2.


            "Employee" means each current, former or retired employee, officer of the Company or any Company Subsidiary.

            "Encumbrances" means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.


            "Environmental Law" means all federal, state or local laws and regulations, and all common law, governing public health and safety as such matters relate to regulated hazardous substances (including applicable environmental provisions of workplace health and safety laws addressing such matters), or pollution or the protection of the environment.


            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


            "ERISA Affiliate" with respect to a Person means each business or entity that is a member of a "controlled group of corporations" under "common control" or a member of an "affiliated service group" with such Person within the meaning of Sections 414(b), (c) or (m) of the Code or required to be aggregated with such Person under Section 414(o) of the Code, or is under "common control" with such Person, within the meaning of Section 4001(a)(14) of ERISA.


            "Escrow Agent" and "Escrow Agreement" have the meanings set forth under the definition of "Indemnification Holdback Amount" in this Section 9.1.


            "Estimated Closing Adjustment" means (a) the Estimated Closing Amount minus (b) the Target Net Working Capital Amount.


            "Estimated Closing Amount" has the meaning set forth in Section
2.7.


            "Estimated Closing Statement" has the meaning set forth in Section 2.7.


            "Exchange Act" means the Securities Exchange Act of 1934, as amended.


            "Final Calculation Date" has the meaning set forth in Section
2.8(a).


            "Final Closing Amount" means the Closing Amount as set forth in the Final Closing Statement.


            "Final Closing Statement" has the meaning set forth in Section
2.8(c).


            "Financial Statements" means (a) the audited consolidated balance sheets of the Company as at December 31 in each of the fiscal years 2003 and 2004 together with consolidated statements of income, shareholders' equity and cash flows for each of the twelve-month periods then-ended, and (b) the unaudited consolidated balance sheet of the Company as at each of March 31,

2004 and March 31, 2005, and unaudited consolidated statements of income and cash flows for the three-month periods then ended.


            "Fremont" means Fremont Acquisition Company, L.L.C., a Delaware limited liability company.


            "Fremont Partners" has the meaning set forth in Section 5.6.


            "FTC" means the United States Federal Trade Commission.


            "GAAP" means United States generally accepted accounting principles applied on a consistent basis.


            "Governmental Entity" means a federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.


            "Holdback Escrow Agreement" has the same meaning set forth under the definition of "Closing Adjustments Holdback Amount" set forth in this
Section 9.1.


            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


            "Indebtedness" means, without duplication, (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices or being disputed in good faith), (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (c) all obligations in respect of acceptances issued or created, (d) all liabilities secured by any lien on any property (e) all guarantee obligations, and (f) all accrued interest related thereto in each case other than (i) Permitted Encumbrances and (ii) immaterial liens that were not created in connection with Indebtedness as defined in clause (a), (b) (c) or (e) hereof. For the avoidance of doubt, "Indebtedness" shall not include any obligations under operating leases of real property, including without limitation all items listed on Section 3.12 of the Disclosure Schedule.


            "Indemnification Escrow Account" has the meaning set forth under the definition of "Indemnification Holdback Amount" in this Section 9.1.


            "Indemnification Holdback Amount" means fifteen million ($15,000,000) dollars which shall be deposited into an escrow account (the "Indemnification Escrow Account") to be established by Purchaser and the Sellers with U.S. Bank National Association (the "Escrow Agent") pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit D (the "Escrow Agreement").


            "Indemnity Cap" means an amount equal to the Indemnification Holdback Amount.


            "Intellectual Property" means Trademarks, Patents, Copyrights, Trade Secrets, and all other intellectual property rights.


            "IRS" means the Internal Revenue Service.


            "ISRA" has the meaning set forth in Section 5.3.


            "Knowledge of the Company" means the actual (and not constructive or imputed) knowledge of Richard D. Hofmann, president and chief executive officer of the Company; Lawrence C. Caldwell, executive vice president, secretary and treasurer of the Company; Robert C. Rathsam, executive vice president and chief financial officer of the Company; Peter A. Siebert, executive vice president and chief operating officer of the Company; Stephen Rafter, President of Tubed Products L.L.C., Timothy E. Guhl, vice president and corporate controller of the Company, Edmond L. Phillips, vice president, healthcare sales, Mark R. Fricke, vice president, product development and research of the Company, Thomas E. Sweeney, vice president, food and beverage sales, Thomas G. Ryan, vice president, quality management of the Company, Bruce
T. Cleevely, vice president, manufacturing and operational engineering, or John
W. Rogers, vice president, manufacturing - closures. Each such person has reviewed each provision of this Agreement in which the term "Knowledge of the Company" appears, together with any related sections of the Disclosure Schedule and the current files maintained by such person in or around such person's individual office and not in off-site or remote storage.


            "Knowledge of the Purchaser" means the actual (and not constructive or imputed) knowledge of Ira Boots, James Kratochvil, Mark Miles, or Jeff Thompson, in each case after reviewing the relevant provision of this Agreement, any related sections of the Disclosure Schedule and the files maintained by such person in such person's individual office. Each such person has reviewed each provision of this Agreement in which the term "Knowledge of the Purchaser" appears, together with any related sections of the Disclosure Schedule and the current files maintained by such person in or around such person's individual office and not in off-site or remote storage.


            "Law" or "Laws" means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Entity charged with the interpretation or administration thereof.

            "Lease" means each lease pursuant to which the Company or any Company Subsidiary currently leases any real or personal property, as lessor or lessee (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $50,000 per annum).


            "Licenses" means all licenses, sublicenses and agreements pursuant to which the Company or any Company Subsidiary has acquired permission to use or rights in or to any Intellectual Property of any third party, or licenses and agreements pursuant to which the Company or any Company Subsidiary has licensed or transferred the right to use any of the foregoing to any third party.


            "Losses" has the meaning set forth in Section 8.2(a).


            "Merger" has the meaning set forth in Section 1.1.


            "Net Working Capital" means the consolidated working capital of the Company and the Company Subsidiaries as of immediately before the Closing calculated in accordance with GAAP consistently with the application thereof in the Financial Statements, subject to accounting principles, methodologies, procedures and classifications as are set forth in Section 2.7 of the Disclosure Schedule.


            "Neutral Auditors" has the meaning set forth in Section 2.8(c).


            "NJDEP" has the meaning set forth in Section 5.3(d).


            "Option" or "Options" has the meaning set forth in Section 1.7.


            "Option Payment" has the meaning set forth in Section 1.7.


            "Owned Company Intellectual Property" means all Company Intellectual Property owned and not licensed by the Company or any Company Subsidiary.


            "Owned Real Property" means all real property that is currently owned by the Company or any Company Subsidiary or that is reflected as an asset of the Company or any Company Subsidiary on the Balance Sheet.


            "Ownership Percentage" of any Seller, shall mean, a percentage equal to such Seller's percentage of the Share Number.


            "Parent Pledge Agreement" means the Pledge Agreement, dated as of August 13, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time), made from Fremont to Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (as defined in the Credit Agreement).


            "Patents" means U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights.


            "PBGC" means the Pension Benefit Guaranty Corporation.


            "Per Share Holdback Amount" means an amount equal to the quotient obtained by dividing (i) the Indemnification Holdback Amount plus $5,000,000 deposited by Purchaser on behalf of the Sellers at the Closing into the Closing Adjustments Holdback Escrow Account by (ii) the Share Number.


            "Per Share Merger Consideration" means the quotient of (a) the aggregate of (i) four hundred and forty-five million dollars ($445,000,000) less (ii) the Estimated Closing Adjustment plus (iii) the aggregate exercise price of all in-the-money Options divided by (b) the Share Number.


            "Permitted Encumbrances" means (i) those Encumbrances described in the footnotes to Financial Statements; (ii) mechanics', carriers', workers', repairmen's or other like liens arising or incurred in the ordinary course of business or in respect of liabilities that are not yet due or that are being contested in good faith; (iii) Encumbrances arising under original purchase price conditional sales contracts and Leases entered into in the ordinary course of business; (iv) liens for Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the balance sheet as of the Balance Sheet Date; (v) other imperfections of title, including, without limitation, encumbrances, encroachments, easements, and covenants and restrictions, relating to the Owned Real Property or any leased property, that do not, individually or in the aggregate, materially impair the continued use and operation of the property to which they relate; (vi) Encumbrances on any Owned Real Property or any leased property securing financing or credit arrangements existing as of the date hereof; (vii) with respect to leased real property only, Encumbrances relating to any greater estate in the real property than that held by the Company or its Subsidiary and (viii) any zoning, building and similar laws or rights reserved to or vested in any Governmental Entity.


            "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.


            "Plan" means each deferred compensation and each incentive compensation, change in control, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to or with respect to which any withdrawal liability has been incurred that has not been satisfied in full by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of the Company or any Company Subsidiary.


            "Preferred Share" means a share of Series A Preferred Stock, par value $0.01, issued by the Company.


            "Purchaser" means Berry Plastics Corporation, a Delaware corporation.


            "Purchaser Closing Payment" has the meaning set forth in Section 2.8(e).


            "Purchaser Indemnified Party" has the meaning set forth in
Section 8.2(a).


            "Purchaser Remaining Amount" has the meaning set forth in
Section 2.8(d).


            "Related Documents" means the Escrow Agreement.


            "Representative Expenses" shall have the meaning set forth in
Section 5.13(d).


            "Representatives" means, as to any Person, such Person's affiliates, partners, officers, directors, employees, agents, advisors (legal, accounting and financial), consultants, financing sources and financing sources' advisors.


            "Resolution Period" has the meaning set forth in Section 2.8(b).


            "Retained Employee" means each person who was an active or inactive employee (including any such employee who is on any leave of absence, whether paid or unpaid, including short or long-term disability leave, family and medical leave, or workers' compensation leave) of the Company or any Company Subsidiary immediately prior to the Closing Date.


            "SEC" means the Securities and Exchange Commission.


            "Securities Act" means the Securities Act of 1933, as amended.

            "Section 5.17 Losses" means any Losses incurred by the Company (i) that the Company would not have incurred but for the failure of Lawrence Caldwell, Daniel Gresham, Richard Hofmann or the Company to enter into a
Section 5.17 Agreement and (ii) with respect to any breach by the Company or any of the Section 5.17 Parties of any representation, warranty or covenant contained in Section 5.17.


            "Seller" or "Sellers" means each of the Stockholders and the Option holders of the Company.


            "Seller Closing Payment" has the meaning set forth in Section
2.8(d).


            "Seller Indemnified Party" has the meaning set forth in
Section 8.2(b).


            "Seller Remaining Amount" has the meaning set forth in
Section 2.8(e).


            "Sellers' Representative" means Fremont Acquisition Company, L.L.C.


            "Share Number" means the sum of (x) the total number of all Shares outstanding plus (y) the total number of all Shares issuable upon the exercise of all in-the-money Options plus (z) the total number of all Shares issuable upon the conversion of any outstanding Preferred Shares, in each case as of immediately prior to the Effective Time.


            "Shares" means shares of common stock, par value $0.01 per share, issued by the Company.


            "Stockholder" or "Stockholders" means the holders of Shares and Preferred Shares.


            "Sub" means Berry Plastics Acquisition Corporation VI, a Delaware corporation, which is a wholly-owned subsidiary of Purchaser.


            "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).


            "Surviving Corporation" has the meaning set forth in Section 1.1.

            "Target Net Working Capital Amount" shall be equal to forty million ($40,000,000) dollars.


            "Tax" or "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding) and including estimated Taxes, including any interest, additions to tax, or penalties applicable thereto.


            "Tax Audit" means any audit or assessment of Taxes, any examination or investigation by any Tax Authority or any other administrative proceeding or appeal relating to Taxes.


            "Tax Authority" or "Taxing Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.


            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.


            "Third-Party Claim" has the meaning set forth in Section 8.2(a).


            "Title IV Plan" means a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.


            "Trade Secrets" means all categories of trade secrets as defined in the Uniform Trade Secrets Act, including confidential research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals.


            "Trademarks" means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos and designs, trade names, internet domain names, corporate names and all registrations and applications in connection therewith.


            "Transaction Costs" means all the out-of-pocket costs and expenses of the Sellers, the Company and any Company Subsidiary relating to the Transactions, which categories of items are set forth in Section 9.1 of the Disclosure Schedule (which schedule will be updated on the Closing Date), but specifically excluding any costs and expenses included in the definition of "Closing Indebtedness"; provided that any item set forth on such schedule shall not be included in Estimated Net Working Capital or the Closing Net Working Capital; and provided further that there shall be no adjustment pursuant to
Section 2.8 for any amounts that constitute Transaction Costs to the extent that such amounts have been paid before the Closing Date by wire transfer or by a check that has cleared before the Closing Date.


            "Transactions" means all the transactions provided for or contemplated by this Agreement.


            "Treasury Regulations" means the federal income tax regulations issued by the United States Department of Treasury promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).


            "Unused Cap Ex Amount" means the difference (which may be a negative number that results in an increase in the Estimated Closing Amount or the Closing Amount) of (i) the budgeted amount of capital expenditures of the Company and the Company Subsidiaries for the period from January 1, 2005 to the Closing Date, as set forth in the 2005 Budget (with budgeted capital expenditures prorated based upon the number of days in 2005 actually elapsed as of and including the Closing Date) minus (ii) the actual capital expenditures of the Company and the Company Subsidiaries for the period beginning on January 1, 2005 and ending on the Closing Date.


            "WARN Act" means the Worker Adjustment and Retraining Notification Act.


            Section 9.2   Interpretation.

                  (a)The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (b)Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (c)The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                  (d)The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (e)A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                  (f)A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (g)The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                 ARTICLE X



                                 MISCELLANEOUS

            Section 10.1   Amendment and Modification

            . This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

            Section 10.2   Notices

            . All notices and other communications hereunder shall be in writing and shall be deemed given if mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Purchaser or Sub, to:
        Berry Plastics Corporation
        101 Oakley Street
        Evansville, Indiana 47710
        Attention: Ira G. Boots
        Telephone: 812-424-2904 ext. 11301
        Telecopy: 812-421-9804

      with a copy to:
        Fried, Frank, Harris, Shriver & Jacobson LLP
        One New York Plaza
        New York, New York 10004
        Attention: Warren S. de Wied, Esq.
        Telephone: 212-859-8000
        Telecopy: 212-859-4000

      And

if to the Company, to:
                                  57

         Kerr Group, Inc.
         [if mailed]
         P.O. Box 8527
         Lancaster, Pennsylvania 17604-8527
         [if delivered personally or
         by overnight courier service]
         1706 Hempstead Road
         Lancaster, Pennsylvania 17601
         Attention: Robert Rathsam
         Telephone: 717-390-8412
         Telecopy: 717-394-6398

      with a copy to:
         Skadden, Arps, Slate, Meagher & Flom LLP
         525 University Avenue, Suite 1100
         Palo Alto, California  94301
         Attention: Kenton J. King
         Telephone: (650) 470-4500
         Telecopy:  (650) 470-4570

if to the Sellers' Representatives, to:
         Fremont Acquisition Company, L.L.C.
         199 Fremont Street, Suite 2300
         San Francisco, California 94105
         Attention: Kevin Baker
         Telephone: (415) 284-8100
         Telecopy: (415) 284-8730

      with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         525 University Avenue, Suite 1100
         Palo Alto, California  94301
         Attention: Kenton J. King
         Telephone: (650) 470-4500
         Telecopy:  (650) 470-4570


            Section 10.3   Counterparts

            . This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Each Seller who executes this Agreement after the date hereof shall be treated as a party to this Agreement as if such Seller had executed this Agreement on the date hereof.

            Section 10.4   Entire Agreement; No Third Party Beneficiaries

            . This Agreement and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the parties hereto and thereto, the Sellers' Representative and the D&O Indemnified Parties.

            Section 10.5   Severability

            . Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            Section 10.6   Governing Law

            . This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 10.7   Venue

            . Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the City of New York in the event any dispute that the parties fail to resolve arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of New York.

            Section 10.8   Waiver of Jury Trial

            . EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH

WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

            Section 10.9   Time of Essence

            . Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            Section 10.10  Extension; Waiver

            .  At any time prior to the Closing Date, either party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 10.11  Assignment

            . Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser and Sub may assign any or all of their rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser so long as such assignee expressly assumes in writing the obligations hereunder of such assignor, which assumption shall not relieve such assignor of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


                          [Signature Page to Follow]

175591.06-Palo Alto Server 1A - MSW

            IN WITNESS WHEREOF, each of Purchaser, Sub, the Company, the Sellers and Sellers' Representative has caused this Agreement to be executed by its authorized officer thereunto duly authorized as of the date first written above.

BERRY PLASTICS CORPORATION



By:
Name:
Title:


BERRY PLASTICS ACQUISITION CORPORATION VI



By:
Name:
Title:





























     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW


KERR GROUP, INC.



By:
Name:
Title:








































     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW



SELLERS' REPRESENTATIVE:

FREMONT ACQUISITION COMPANY, L.L.C.

By:    FREMONT PARTNERS, L.P.,
      its Member

     By:   FP ADVISORS, L.L.C.,
          its General Partner

          By:   FREMONT GROUP, L.L.C.,
               its Managing Member

              By:   FREMONT INVESTORS, INC.,
                   its Manager

              By:
              Name:
              Title:
























     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW



   SELLER


   FREMONT ACQUISITION COMPANY, L.L.C.

   By:    FREMONT PARTNERS, L.P.,
        its Member

        By:   FP ADVISORS, L.L.C.,
             its General Partner

             By:   FREMONT GROUP, L.L.C.,
                 its Managing Member

                 By:   FREMONT INVESTORS, INC.,
                      its Manager

                 By:
                 Name:
                 Title:
























     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW

SELLER

FREMONT PARTNERS III, L.P.

By:    FP ADVISORS III, L.L.C.,
     its General Partner

     By:   FREMONT GROUP, L.L.C.,
          its Managing Member

          By:   FREMONT INVESTORS, INC.,
              its Manager

              By:
              Name:
              Title:




     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW

SELLER

FREMONT PARTNERS III SIDE-BY-SIDE, L.P.

By:    FREMONT GROUP, L.L.C.,
     its General Partner

     By:   FREMONT INVESTORS, INC.,
          its Manager

         By:
         Name:
         Title:




     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW

SELLER

RDH PARTNERS, L.P.

By:
Name:
Title:



SELLER

LCC PARTNERS, L.P.

By:
Name:
Title:































     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW

                        Solely with respect to Section 5.17 and the provisions of Article VIII with respect to Section 5.17 Losses:




----------------------------------
Richard Hofmann





                        Solely with respect to Section 5.17 and the provisions of Article VIII with respect to Section 5.17 Losses:


----------------------------------
Lawrence Caldwell





                        Solely with respect to Section 5.17 and the provisions of Article VIII with respect to Section 5.17 Losses:



----------------------------------
Daniel Gresham


















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175591.06-Palo Alto Server 1A - MSW

                                   EXHIBIT A
                                   ---------
                         Form of Letter of Transmittal






175591.06-Palo Alto Server 1A - MSW

                                   EXHIBIT B
                                   ---------
                              Commitment Letters




     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW

                                   EXHIBIT C
                                   ---------
                                  2005 Budget




     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW

                                   EXHIBIT D
                                   ---------
                           Form of Escrow Agreement




     [Signature Page to Amended and Restated Agreement and Plan of Merger]

175591.06-Palo Alto Server 1A - MSW